EUROPE-LEGAL-311309212 Exhibit 4(a)(ii) Freshfields LLP 100 Bishopsgate London EC2P 2SR DATED __4__ DECEMBER 2025 INTERCONTINENTAL HOTELS GROUP PLC AND CERTAIN OF ITS SUBSIDIARIES AS BORROWERS AND/OR GUARANTORS BANK OF AMERICA, N.A., LONDON BRANCH BANK OF CHINA LIMITED, LONDON BRANCH BARCLAYS BANK PLC BNP PARIBAS S.A. COMMERZBANK AKTIENGESELLSCHAFT, LONDON BRANCH DBS BANK LTD., LONDON BRANCH MUFG BANK, LTD. STANDARD CHARTERED BANK TRUIST BANK U.S. BANK NATIONAL ASSOCIATION UNICREDIT BANK GMBH WELLS FARGO BANK, N.A., LONDON BRANCH AS ORIGINAL LENDERS MUFG BANK, LTD. AS FACILITY AGENT MUFG BANK, LTD. AS DOCUMENTATION COORDINATOR AND BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY BANK OF CHINA LIMITED, LONDON BRANCH BARCLAYS BANK PLC BNP PARIBAS S.A. COMMERZBANK AKTIENGESELLSCHAFT, LONDON BRANCH DBS BANK LTD., LONDON BRANCH MUFG BANK, LTD. STANDARD CHARTERED BANK TRUIST SECURITIES, INC. U.S. BANK NATIONAL ASSOCIATION UNICREDIT BANK GMBH WELLS FARGO BANK, N.A., LONDON BRANCH AS MANDATED LEAD ARRANGERS AND JOINT BOOKRUNNERS $1,500,000,000 FACILITY AGREEMENT Facility Agreement Execution version EUROPE-LEGAL-311309212 CONTENTS CLAUSE PAGE 1. DEFINITIONS AND INTERPRETATION ................................................. 1 2. THE FACILITY .............................................................................................. 29 3. PURPOSE ....................................................................................................... 32 4. CONDITIONS OF UTILISATION ............................................................ 33 5. UTILISATION ............................................................................................... 34 6. OPTIONAL CURRENCIES ......................................................................... 36 7. REPAYMENT ................................................................................................. 36 8. PREPAYMENT AND CANCELLATION .................................................... 40 9. INTEREST ..................................................................................................... 45 10. INTEREST PERIODS .................................................................................. 47 11. CHANGES TO THE CALCULATION OF INTEREST ........................... 48 12. FEES ............................................................................................................... 50 13. TAX GROSS-UP AND INDEMNITIES ................................................... 51 14. INCREASED COSTS .................................................................................. 66 15. OTHER INDEMNITIES .............................................................................. 68 16. MITIGATION BY THE LENDERS ............................................................ 69 17. COSTS AND EXPENSES ........................................................................... 69 18. GUARANTEE AND INDEMNITY .............................................................. 70 19. REPRESENTATIONS .................................................................................. 74 20. INFORMATION UNDERTAKINGS .......................................................... 79 21. GENERAL UNDERTAKINGS .................................................................... 82 22. EVENTS OF DEFAULT ............................................................................... 90 23. CHANGES TO THE LENDERS ................................................................. 94 24. CHANGES TO THE OBLIGORS ............................................................ 101 25. ROLE OF THE FACILITY AGENT AND THE ARRANGER .............. 103 26. CONDUCT OF BUSINESS BY THE FINANCE PARTIES ................ 111 27. SHARING AMONG THE FINANCE PARTIES .................................... 111 28. PAYMENT MECHANICS........................................................................... 113 29. SET-OFF ...................................................................................................... 118 30. NOTICES ..................................................................................................... 118

EUROPE-LEGAL-311309212 24015400865-v5 -ii- US-3000-BF 31. CALCULATIONS AND CERTIFICATES ............................................... 121 32. PARTIAL INVALIDITY ............................................................................. 121 33. REMEDIES AND WAIVERS ................................................................... 122 34. AMENDMENTS AND WAIVERS ............................................................ 122 35. CONFIDENTIALITY .................................................................................. 129 36. CONFIDENTIALITY OF FUNDING RATES ........................................ 134 37. BAIL-IN ........................................................................................................ 136 38. PATRIOT ACT ............................................................................................ 138 39. WAIVER OF TRIAL BY JURY ................................................................. 138 40. COUNTERPARTS ....................................................................................... 139 41. GOVERNING LAW .................................................................................... 139 42. ENFORCEMENT ......................................................................................... 139 SCHEDULE 1 THE ORIGINAL LENDERS ...................................................... 142 SCHEDULE 2 CONDITIONS PRECEDENT .................................................... 143 PART A CONDITIONS PRECEDENT TO INITIAL UTILISATION ....................... 143 PART B CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN ADDITIONAL OBLIGOR ............................................................................ 145 SCHEDULE 3 UTILISATION REQUEST ......................................................... 147 SCHEDULE 4 FORM OF TRANSFER CERTIFICATE ................................... 148 SCHEDULE 5 FORM OF ACCESSION LETTER ............................................ 152 SCHEDULE 6 FORM OF RESIGNATION LETTER ....................................... 153 SCHEDULE 7 SECURITY .................................................................................... 154 SCHEDULE 8 TIMETABLES ............................................................................... 156 SCHEDULE 9 FORM OF INCREASE CONFIRMATION .............................. 158 SCHEDULE 10 REFERENCE RATE TERMS ................................................... 162 PART A - DOLLARS ......................................................................................... 162 PART B - STERLING ........................................................................................ 165 PART C – EURO .............................................................................................. 169 SCHEDULE 11 DAILY NON-CUMULATIVE COMPOUNDED RFR RATE ............................................................................................................. 172 SCHEDULE 12 CUMULATIVE COMPOUNDED RFR RATE ....................... 174 EUROPE-LEGAL-311309212 1 THIS AGREEMENT is dated __4__ December 2025 BETWEEN: (1) INTERCONTINENTAL HOTELS GROUP PLC incorporated in England and Wales with registration number 05134420 (the Company); (2) SIX CONTINENTS LIMITED incorporated in England and Wales with registration number 913450, INTERCONTINENTAL HOTELS LIMITED incorporated in England and Wales with registration number 4551528, and IHG FINANCE LLC formed in the state of Delaware with state file number 7546892 (together with the Company, the Original Borrowers); (3) SIX CONTINENTS LIMITED incorporated in England and Wales with registration number 913450, INTERCONTINENTAL HOTELS LIMITED incorporated in England and Wales with registration number 4551528, and IHG FINANCE LLC formed in the state of Delaware with state file number 7546892 (together with the Company, the Original Guarantors); (4) BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY, BANK OF CHINA LIMITED, LONDON BRANCH, BARCLAYS BANK PLC, BNP PARIBAS, LONDON BRANCH, COMMERZBANK AKTIENGESELLSCHAFT, LONDON BRANCH, DBS BANK LTD., LONDON BRANCH, MUFG BANK, LTD., STANDARD CHARTERED BANK, TRUIST SECURITIES, INC., U.S. BANK NATIONAL ASSOCIATION, UNICREDIT BANK GMBH, WELLS FARGO BANK, N.A., LONDON BRANCH as mandated lead arrangers and joint bookrunners (the Mandated Lead Arranger and Joint Bookrunner and, whether acting individually or together, the Arranger) and MUFG BANK, LTD. as documentation coordinator; (5) THE FINANCIAL INSTITUTIONS listed in Schedule 1 as lenders (the Original Lenders); and (6) MUFG BANK, LTD. as agent of the other Finance Parties (the Facility Agent). IT IS AGREED as follows: 1. Definitions and Interpretation 1.1 Definitions In this Agreement: Acceptable Bank means a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A-1 or higher by Standard & Poor’s Rating Services Limited

EUROPE-LEGAL-311309212 2 or Fitch Ratings Ltd or P-1 or higher by Moody’s or a comparable rating from an internationally recognised credit rating agency. Accession Letter means a document substantially in the form set out in Schedule 5 (Form of Accession Letter). Additional Borrower means a company which becomes an Additional Borrower in accordance with Clause 24 (Changes to the Obligors). Additional Business Day means any day specified as such in the applicable Reference Rate Terms. Additional Guarantor means a company which becomes an Additional Guarantor in accordance with Clause 24 (Changes to the Obligors). Additional Obligor means an Additional Borrower or an Additional Guarantor. Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. Agent’s Spot Rate of Exchange means: (a) the Facility Agent's spot rate of exchange; or (b) (if the Facility Agent does not have an available spot rate of exchange) any other publicly available spot rate of exchange selected by the Facility Agent (acting reasonably), for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day. Applicable Accounting Principles means those accounting principles, standards and practices on which the preparation of the Original Financial Statements was based and those accounting policies which were used in the preparation of those financial statements. Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration. Anti-Bribery and Corruption Law means any applicable law or regulation prohibiting bribery or corruption, including, as amended from time to time, (i) the U.S. Foreign Corrupt Practices Act of 1977, (ii) the UK Bribery Act 2010 and (iii) any law, rule, regulation or other legally binding measure of any jurisdiction that implements the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions. Availability Period means the period from and including the date of this Agreement to and including the date one Month before the Termination Date. EUROPE-LEGAL-311309212 3 Available Commitment means a Lender’s Commitment minus: (a) the Base Currency Amount of its participation in any outstanding Loans; and (b) in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date, other than that Lender’s participation in any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date. Automatic Acceleration Event has the meaning given to that term in Clause 22.13 (Automatic Acceleration). Available Facility means the aggregate for the time being of each Lender’s Available Commitment. Base Currency or $ means US Dollars. Base Currency Amount means, in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Facility Agent receives the Utilisation Request) adjusted to reflect any repayment or prepayment or consolidation or division of the Loan. Basel III means: (a) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision on 16 December 2010, each as amended, supplemented or restated; (b) the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and (c) any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III". Beneficial Ownership Regulation means 31 C.F.R. § 1010.230. Blocking Law means:

EUROPE-LEGAL-311309212 4 (a) Council Regulation (EC) No 2271/1996 of 22 November 1996, Commission Implementing Regulation (EU) No 2018/1101 of 3 August 2018, and/or any law or regulation implementing such Regulations in any member state of the European Union, each as amended from time to time; (b) Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung); or (c) the Protecting against the Effects of the Extraterritorial Application of Third Country Legislation (Amendment) (EU Exit) Regulations 2020; and (d) any other applicable blocking or anti-boycott law or regulation. Borrower means an Original Borrower or an Additional Borrower, unless it has ceased to be a Borrower in accordance with Clause 24 (Changes to the Obligors). Break Costs means any amount specified as such in the applicable Reference Rate Terms. Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London and: (a) (in relation to any date for payment, purchase or sale of a currency other than euro) the principal financial centre of the country of that currency; or (b) (in relation to any date for payment, purchase or sale of euro) any TARGET Day; and (c) (in relation to: (i) the fixing of an interest rate in relation to a Term Rate Loan; (ii) any date for payment or purchase of an amount relating to a Compounded Rate Loan; or (iii) the determination of the first day or the last day of an Interest Period for a Compounded Rate Loan, or otherwise in relation to the determination of the length of such an Interest Period), which is an Additional Business Day relating to that Loan or Unpaid Sum Central Bank Rate has the meaning given to that term in the applicable Reference Rate Terms. Central Bank Rate Adjustment has the meaning given to that term in the applicable Reference Rate Terms. EUROPE-LEGAL-311309212 5 Code means the US Internal Revenue Code of 1986 and the regulations promulgated and rulings issued thereunder. Commitment means: (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Commitment" in Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and (b) in relation to any other Lender, the amount in the Base Currency of any Commitment transferred to it under this Agreement in accordance with Clause 2.2 (Increase) or Clause 23 (Changes to the Lenders), to the extent not cancelled, reduced or transferred by it under this Agreement. Commodity Exchange Act means the US Commodity Exchange Act (7 U.S.C. § 1 et seq.), and any successor statute. Compounded Rate Currency means any currency which is not a Term Rate Currency. Compounded Rate Interest Payment means the aggregate amount of interest that: (a) is, or is scheduled to become, payable under any Finance Document; and (b) relates to a Compounded Rate Loan. Compounded Rate Loan means any Loan or, if applicable, Unpaid Sum which is not a Term Rate Loan. Compounded Reference Rate means, in relation to any RFR Banking Day during the Interest Period of a Compounded Rate Loan, the percentage rate per annum which is the aggregate of: (a) the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day; and (b) the applicable Credit Adjustment Spread. Compounding Methodology Supplement means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which: (a) is agreed in writing by the Company, the Facility Agent (in its own capacity) and the Facility Agent (acting on the instructions of the Majority Lenders); (b) specifies a calculation methodology for that rate; and

EUROPE-LEGAL-311309212 6 (c) has been made available to the Company and each Finance Party. Confidential Information means all information relating to the Company, any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either: (a) any member of the Group or any of its advisers; or (b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes: (i) information that: (A) is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 35 (Confidentiality); or (B) is identified in writing at the time of delivery as non- confidential by any member of the Group or any of its advisers; or (C) is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and (ii) any Funding Rate. Confidentiality Undertaking means a confidentiality undertaking substantially in the form recommended by the LMA as at the date that the relevant confidentiality undertaking is entered into or in any other form agreed between the Company and the Facility Agent. Consolidated Gross Assets means the consolidated current assets plus consolidated non-current assets of the Group. EUROPE-LEGAL-311309212 7 Credit Adjustment Spread means, in relation to a Term Rate Loan in US dollars, the rate specified as such in the applicable Reference Rate Terms. Credit Rating means at any given time the long-term credit rating solicited by a member of the Group and assigned to the senior unsecured and unsubordinated debt of the Company by a Rating Agency. CTA 2009 means the Corporation Tax Act 2009. CTA 2010 means the Corporation Tax Act 2010. Cumulative Compounded RFR Rate means, in relation to an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Facility Agent (or by any other Finance Party which agrees to determine that rate in place of the Facility Agent) in accordance with the methodology set out in Schedule 12 (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement. Daily Non-Cumulative Compounded RFR Rate means, in relation to any RFR Banking Day during an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Facility Agent (or by any other Finance Party which agrees to determine that rate in place of the Facility Agent) in accordance with the methodology set out in Schedule 11 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement. Daily Rate means the rate specified as such in the applicable Reference Rate Terms. Default means an Event of Default or any event or circumstance specified in Clause 22 (Events of Default) which would (with the expiry of a grace period and/or the giving of notice) be an Event of Default. Defaulting Lender means any Lender: (a) which has failed to make its participation in a Loan available or has notified the Facility Agent that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation); (b) which has otherwise rescinded or repudiated a Finance Document; or (c) with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above: (i) its failure to pay is caused by: (A) administrative or technical error; or

EUROPE-LEGAL-311309212 8 (B) a Disruption Event; and payment is made within five Business Days of its due date; or (ii) the Lender is disputing in good faith whether it is contractually obliged to make the payment in question. Disruption Event means either or both of: (a) a material disruption to those payment or communication systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or (b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party: (i) from performing its payment obligations under the Finance Documents; or (ii) from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted. ERISA means, at any date, the US Employment Retirement Income Security Act of 1974 (or any successor statute thereto) as amended from time to time, and all regulations promulgated thereunder, all as the same may be in effect at such date. ERISA Affiliate means any trade or business (whether or not incorporated) for purposes of Title I and Title IV of ERISA and Section 412 of the Code that, together with any member of the Group, is treated as a single employer at any relevant time under Section 414(b) or (c) of the Code or Section 4001(b) of ERISA (or solely for the purposes of any requirement of or provision under the Code, Section 414(m) and (o) of the Code). ERISA Event means: (a) any "reportable event," as defined in Section 4043(c) of ERISA with respect to a Pension Plan (other than an event for which the 30-day notice period is waived); EUROPE-LEGAL-311309212 9 (b) the occurrence of a prohibited transaction with respect to a Pension Plan within the meaning of Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available; (c) with respect to any Pension Plan, the failure to satisfy the minimum funding standards (within the meaning of Section 412 and 430 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing of an application pursuant to Section 412(c) of the Code or Section 302 of ERISA for a waiver of the minimum funding standard with respect to any Pension Plan; (e) the existence of an Unfunded Pension Liability; (f) the filing under Section 412 of the Code or Section 302(c) of ERISA of any request for a minimum funding variance with respect to any Pension Plan or Multiemployer Plan; (g) the withdrawal from a Pension Plan by a member of the Group or ERISA Affiliate that is a "substantial employer" (as defined in Section 4001(a)(2) of ERISA) subject to Section 4063 of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (h) the filing of a notice of intent to terminate a Pension Plan under Section 4041 of ERISA or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (i) the commencement of proceedings by the PBGC to terminate or appoint a trustee to administer a Pension Plan, or an event or condition which could reasonably be expected to constitute grounds for the termination of or the appointment of a trustee to administer a Pension Plan, under Section 4042 of ERISA; (j) a complete or partial withdrawal by any member of the Group or ERISA Affiliate under Sections 4203 or 4205 of ERISA from a Multiemployer Plan, or the failure to make any required contribution to a Multiemployer Plan; (k) a determination that a Multiemployer Plan is or is expected to be "insolvent" (within the meaning of Section 4245 of ERISA), or "at- risk" or in "endangered" or "critical" status (within the meaning of Sections 430(i)(4), 431 or 432 of the Code or Sections 303(i)(4), 304 or 305 of ERISA); (l) the receipt by any member of the Group or any of its ERISA Affiliate of any written notice of the imposition of withdrawal liability;

EUROPE-LEGAL-311309212 10 (m) the imposition of a lien under Section 303(k)(1)(A) of ERISA or Section 530(k) of the Code with respect to any Pension Plan; and/or (n) the occurrence of any event or condition that results in or could reasonably be expected to result in the imposition of any liability under Title IV of ERISA with respect to any Pension Plan upon any member of the Group or any of its ERISA Affiliates, other than PBGC premiums due but not delinquent under Section 4007 of Title IV of ERISA. EURIBOR means, in relation to any Loan in euro: (a) the applicable Primary Term Rate as of the Specified Time for euro and for a period equal in length to the Interest Period of that Loan; or (b) as otherwise determined pursuant to Clause 11.1 (Interest calculation if no Primary Term Rate), and if, in either case, that rate is less than zero, EURIBOR shall be deemed to be zero. euro or € means the single currency of the Participating Member States. Event of Default means any event or circumstance specified as such in Clause 22 (Events of Default). Excluded Swap Obligation means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee by such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee by such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal. Existing Facility means the $1,350,000,000 revolving facility agreement dated 28 April 2022 between, among others, the Company, certain lenders and certain arrangers named in it and MUFG Bank, Ltd. as agent. Facility means the revolving loan facility made available under this Agreement as described in Clause 2 (The Facility). EUROPE-LEGAL-311309212 11 Facility Office means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement. Fallback Interest Period means an Interest Period of one Month. FATCA means: (a) sections 1471 to 1474 of the Code or any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction. FATCA Application Date means: (a) in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or (b) in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA. FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA. FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction. Fee Letter means any letter or letters dated on or about the date of this Agreement between the Arranger and the Company (or the Facility Agent and the Company) setting out any of the fees referred to in Clause 12 (Fees) and any fee letter entered into in accordance with paragraph (d) of Clause 2.2 (Increase). Fitch means Fitch Ratings Inc. Finance Document means this Agreement, any Fee Letter, any Accession Letter, any Resignation Letter, any Reference Rate Supplement, any Compounding Methodology Supplement and any other document designated as such by the Facility Agent and the Company.

EUROPE-LEGAL-311309212 12 Finance Party means the Facility Agent, the Arranger or a Lender. Financial Indebtedness means any indebtedness (without double counting) for or in respect of: (a) moneys borrowed; (b) any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent; (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock, commercial paper or any similar instrument (entered into or issued primarily as a method of raising finance) provided that, for all purposes under this Agreement (other than for the purposes of Clause 22.4 (Cross default)), any bonds from time to time issued and outstanding under the GBP 4 billion Bond Programme shall at the relevant time be valued as Financial Indebtedness having regard to the net effect of the marked-to-market value of any related interest and currency hedging arrangements in effect at that time; (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IFRS (as at the date of this Agreement), be treated as a balance sheet liability; (e) receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis); (f) any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of borrowing; (g) for the purpose of Clause 22.4 (Cross default) only, any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account); (h) shares which are expressed to be redeemable prior to the Termination Date; (i) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; and (j) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above, but excluding indebtedness owing by a member of the Group to another member of the Group. EUROPE-LEGAL-311309212 13 Funding Rate means any individual rate notified by a Lender to the Facility Agent pursuant to paragraph (a)(ii) of Clause 11.3 (Cost of Funds). GBP, £ or Sterling means the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland. GBP 4 billion Bond Programme means the Company’s £4,000,000,000 Euro Medium Term Note programme as outlined in the prospectus dated 15 August 2025 as amended or updated from time to time. Group means the Company and its Subsidiaries for the time being. Guarantor means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 24 (Changes to the Obligors). Historic Primary Term Rate means, in relation to any Term Rate Loan, the most recent applicable Primary Term Rate for a period equal in length to the Interest Period of that Loan and which is as of a day which is no more than 10 days before the Quotation Day. Historic RFR means, in relation to a currency and an RFR Banking Day for that currency, the most recent RFR for a day which is no more than three RFR Banking Days before that RFR Banking Day. Holding Company means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary. IFRS means UK adopted international accounting standards within the meaning of section 474(1) of the Companies Act 2006 to the extent applicable to the relevant financial statements. Impaired Agent means the Facility Agent at any time when: (a) it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment; (b) the Facility Agent otherwise rescinds or repudiates a Finance Document; (c) (if the Facility Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of Defaulting Lender; or (d) an Insolvency Event has occurred and is continuing with respect to the Facility Agent, unless, in the case of paragraph (a) above: (i) its failure to pay is caused by:

EUROPE-LEGAL-311309212 14 (A) administrative or technical error; or (B) a Disruption Event; and payment is made within five Business Days of its due date; or (ii) the Facility Agent is disputing in good faith whether it is contractually obliged to make the payment in question. Increase Confirmation means a confirmation substantially in the form set out in Schedule 9 (Form of Increase Confirmation). Increase Lender has the meaning given to that term in Clause 2.2 (Increase). Insolvency Event in relation to a Finance Party means that the Finance Party: (a) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (c) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (d) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official; (e) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not prescribed in paragraph (d) above and: (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or EUROPE-LEGAL-311309212 15 (ii) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (f) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (g) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (h) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; or (i) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above. Interest Period means, in relation to a Loan, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.4 (Default interest). Interpolated Historic Primary Term Rate means, in relation to any Term Rate Loan, the rate (rounded to the same number of decimal places as the two relevant Primary Term Rates) which results from interpolating on a linear basis between: (a) the most recent applicable Primary Term Rate for the longest period (for which that Primary Term Rate is available) which is less than the Interest Period of that Loan; and (b) the most recent applicable Primary Term Rate for the shortest period (for which that Primary Term Rate is available) which exceeds the Interest Period of that Loan, each of which is as of a day which is no more than 2 days before the Quotation Day. Interpolated Primary Term Rate means, in relation to any Term Rate Loan, the rate (rounded to the same number of decimal places as the two relevant Primary Term Rates) which results from interpolating on a linear basis between: (a) the applicable Primary Term Rate for the longest period (for which that Primary Term Rate is available) which is less than the Interest Period of that Loan; and

EUROPE-LEGAL-311309212 16 (b) the applicable Primary Term Rate for the shortest period (for which that Primary Term Rate is available) which exceeds the Interest Period of that Loan, each as of the Quotation Time. IRS means the US Internal Revenue Service. ITA means the Income Tax Act 2007. Lender means: (a) any Original Lender; and (b) any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 2.2 (Increase) or Clause 23 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement. LMA means the Loan Market Association. Loan means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan. Lookback Period means the number of days specified as such in the applicable Reference Rate Terms. Majority Lenders means a Lender or Lenders whose Commitments aggregate more than 662/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 662/3 per cent. of the Total Commitments immediately prior to the reduction). Managed Assets means any assets (including, for the avoidance of doubt, any equity interest in any such asset) of a member of the Group which are sold and become, or remain, the subject of a management or franchise agreement in favour of the Group. Margin means 0.45 per cent. per annum on the date of this Agreement and thereafter calculated by reference to the Credit Rating of the Company and the table below: Credit Rating: S&P/ Fitch/ Moody’s Margin (per cent. p.a.) A- / A- / A3 0.30 BBB+ / BBB+ / Baa1 0.35 BBB / BBB / Baa2 0.45 BBB- / BBB- / Baa3 0.60 EUROPE-LEGAL-311309212 17 Credit Rating: S&P/ Fitch/ Moody’s Margin (per cent. p.a.) BB+ / BB+ / Ba1 or lower 0.85 and: (i) the Company or a Borrower shall promptly notify the Facility Agent of any notification to the Company or Borrower by a Rating Agency of a change in any Credit Rating; (ii) if a Credit Rating is assigned by a Rating Agency that is not equivalent to other applicable Credit Ratings or one Rating Agency does not issue a Credit Rating, then the applicable Margin shall be the arithmetic mean of the Margins resulting from the relevant Credit Ratings as set out above; (iii) if there is only one Credit Rating assigned by a Rating Agency and not by the other Rating Agencies, then the Margin will be the Margin applicable to that Credit Rating; (iv) if there is no Credit Rating assigned by any Rating Agency, then the Credit Rating shall be deemed to be BB+/ Ba1 or lower and the Margin calculated accordingly by reference to the table above; and (v) any increase or decrease in the Margin shall take effect on the date which is five Business Days after the date such change to a Credit Rating is publicly announced. Margin Regulations means Regulations T, U and X. Margin Stock means "margin stock" or "margin security" within the meaning of Regulations T, U and X. Market Disruption Rate means the rate (if any) specified as such in the applicable Reference Rate Terms. Material Adverse Effect means a material adverse effect on the ability of the Obligors (taken as a whole) to perform and comply with their payment obligations under any Finance Document. Material Subsidiary means, at any time, any Subsidiary of the Company: (a) whose gross assets represent 5 per cent. or more of Consolidated Gross Assets or whose Revenue represents 5 per cent. or more of consolidated Revenue of the Group, in each case, as calculated by reference to the latest financial statements of such Subsidiary (which shall be audited if such statements are prepared by that Subsidiary) and the latest audited consolidated financial

EUROPE-LEGAL-311309212 18 statements of the Group adjusted in such manner as the auditors of the Company may determine (which determination shall be conclusive in the absence of manifest error) (i) to reflect the gross assets and Revenue of any person which has become or ceased to be a member of the Group since the end of the financial year to which the latest audited consolidated financial statements of the Group relate where such adjustment is requested by the Company and (ii) so that for the purposes of this definition, the gross assets of the relevant Subsidiary shall be calculated on the same basis as Consolidated Gross Assets are calculated and/or, as the case may be, Revenue of the relevant Subsidiary shall be calculated on the same basis as consolidated Revenue for the Group (but, in each case, relating only to the relevant Subsidiary) and making such adjustments and eliminations as are required to show the same as the contribution of the relevant Subsidiary to Consolidated Gross Assets and/or, as the case may be, consolidated Revenue of the Group, including all fee revenue arising from contracts held by that subsidiary before taking account of any fees passed through to other Group companies under intercompany agreements; or (b) to which is transferred all or substantially all of the business, undertaking or assets of a Subsidiary which immediately prior to such transfer is a Material Subsidiary, whereupon the transferor Subsidiary shall cease to be a Material Subsidiary and the transferee Subsidiary shall become a Material Subsidiary under this sub-paragraph (b) upon the completion of such transfer. Any determination made by the auditors of the Company as to whether a Subsidiary of the Company is or is not a Material Subsidiary at any time shall be conclusive in the absence of manifest error. Month means, in relation to an Interest Period (or any other period for the accrual of commission or fees in a currency), a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, subject to adjustment in accordance with the rules specified as Business Day Conventions in the applicable Reference Rate Terms. Moody’s means Moody’s Investors Service Limited or any successor to its rating business. Multiemployer Plan means a Plan that is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA. New Lender has the meaning given to it in Clause 23.1 (Assignments and transfers by the Lenders). Obligor means the Company, a Borrower or a Guarantor. EUROPE-LEGAL-311309212 19 OFAC means the Office of Foreign Assets Control of the US Department of the Treasury. Optional Currency means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies). Original Financial Statements means the audited consolidated financial statements of the Group for the financial year ended 31 December 2024. Original Obligor means an Original Borrower or an Original Guarantor. Original Termination Date means the fifth anniversary of the date of this Agreement. Participating Member State means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. Party means a party to this Agreement. Patriot Act means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute. PBGC means the US Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions under ERISA. Pension Plan means a Plan (other than a Multiemployer Plan) that is subject to the provisions of Title IV or Section 302 of ERISA or Section 412 of the Code and that is sponsored or maintained by any member of the Group or ERISA Affiliate or to which any member of the Group or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding six plan years. Plan Asset Rules means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations or any successor regulations, as modified by Section 3(42) of ERISA, and the rules and regulations thereunder. Plan means an employee benefit plan (as defined in Section 3(3) of ERISA) which any member of the Group or ERISA Affiliate sponsors, maintains or contributes to or with respect to which any member of the Group or ERISA Affiliate has any liability.

EUROPE-LEGAL-311309212 20 Primary Term Rate means the rate specified as such in the applicable Reference Rate Terms. Project Finance Indebtedness means Financial Indebtedness (in respect of which Security has been given) incurred by a member of the Group (a Project Group Member) for the purposes of financing the acquisition, construction, development and/or operation of an asset (a Project Asset) where the provider of the Financial Indebtedness has no recourse against any member of the Group, except for recourse to: (a) the Project Asset of the Project Group Member or receivables arising from the Project Asset; (b) a Project Group Member for the purpose of enforcing Security given by it so long as: (i) the recourse is limited to recoveries in respect of the Project Asset; and (ii) if the Project Asset does not comprise all or substantially all of the business of that Project Group Member, the provider of the Financial Indebtedness does not have the right to take any steps towards its winding up or dissolution or the appointment of a liquidator, administrator, receiver or similar officer or person, other than in respect of the Project Asset or receivables arising therefrom; or (c) a member of the Group to the extent only of its shareholding in a Project Group Member. Project Group Member has the meaning given to it in the definition of Project Finance Indebtedness provided that the principal assets and business of such member of the Group is constituted by Project Assets and it has no other Financial Indebtedness except Project Finance Indebtedness. Qualified ECP Guarantor means, in respect of any Swap Obligation, each Obligor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person that constitutes an "eligible contract participant" under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an "eligible contract participant" at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. Qualifying Lender has the meaning given to it in Clause 13 (Tax gross- up and indemnities). Quotation Day means the day specified as such in the applicable Reference Rate Terms. EUROPE-LEGAL-311309212 21 Quotation Time means the relevant time (if any) specified as such in the applicable Reference Rate Terms. Quoted Tenor means, in relation to a Primary Term Rate, any period for which that rate is customarily published. Rating Agency means S&P, Moody’s or Fitch. Reference Rate Supplement means, in relation to any currency, a document which: (a) is agreed in writing by the Company, the Facility Agent (in its own capacity), and the Facility Agent (acting on the instructions of the Majority Lenders); (b) specifies for that currency the relevant terms which are expressed in this Agreement to be determined by reference to Reference Rate Terms; (c) specifies whether that currency is a Compounded Rate Currency or a Term Rate Currency; and (d) has been made available to the Company and each Finance Party. Reference Rate Terms means, in relation to: (a) a currency; (b) a Loan or an Unpaid Sum in that currency; (c) an Interest Period for that Loan or Unpaid Sum (or other period for the accrual of commission or fees in a currency); or (d) any term of this Agreement relating to the determination of a rate of interest in relation to such a Loan or Unpaid Sum, the terms set out for that currency, and (where such terms are set out for different categories of Loan, Unpaid Sum or accrual of commission or fees in that currency) for the category of that Loan, Unpaid Sum or accrual, in Schedule 10 (Reference Rate Terms) or in any Reference Rate Supplement. Regulation U and X means Regulation U and X of the Board of Governors of the United States Federal Reserve System, or any successor thereto. Relevant Market means the market specified as such in the applicable Reference Rate Terms. Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

EUROPE-LEGAL-311309212 22 Repeating Representations means each of the representations set out in Clauses 19.1 (Status) to 19.4 (Power and authority), paragraph (a) of Clause 19.6 (No default), Clause 19.8 (Pari passu ranking) and paragraph (a)(i) of Clause 19.11 (Sanctions). Reporting Day means the day (if any) specified as such in the applicable Reference Rate Terms. Reporting Time means the relevant time (if any) specified as such in the applicable Reference Rate Terms. Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian. Resignation Letter means a letter substantially in the form set out in Schedule 6 (Form of Resignation Letter). Revenue means revenue from fee business and revenue from owned, leased and managed lease hotels. This excludes System Fund revenue and reimbursement of costs and is reported as ‘revenue from reportable segments’. RFR means the rate specified as such in the applicable Reference Rate Terms. RFR Banking Day means any day specified as such in the applicable Reference Rate Terms. Rollover Loan means one or more Loans: (a) made or to be made on the same day that one or more maturing Loans is or are due to be repaid; (b) the aggregate amount of which is equal to or less than the maturing Loan(s) (unless it is more than the maturing Loan(s) solely because it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); (c) in the same currency as the maturing Loan(s) (unless arising as a result of the operation of Clause 6.2 (Unavailability of a currency)); and (d) made or to be made to the same Borrower for the purpose of refinancing the maturing Loan(s). S&P means Standard & Poor’s Global Ratings Europe Limited, UK Branch. Sanctioned Person means any person or organisation: (a) designated on the list of Specially Designated Nationals and Blocked Persons maintained by the US Office of Foreign Assets Control (OFAC), the Consolidated List of Persons, Groups and EUROPE-LEGAL-311309212 23 Entities Subject to EU Financial Sanctions maintained by the European Commission, the UK Sanctions List maintained by the Office of Financial Sanctions Implementation (OFSI) of His Majesty’s Treasury and the UK Foreign, Commonwealth & Development Office, or any other list of targeted persons maintained by any Sanctions Authority under any Sanctions Law; (b) that is, or is part of, a government of a Sanctioned Territory; (c) owned or controlled by, or acting on behalf of, any person under (a) or (b) above; (d) incorporated or located within or operating from a Sanctioned Territory; or (e) otherwise targeted under any Sanctions Law. Sanctioned Territory means any country or other territory subject to a general export, import, financial or investment embargo under Sanctions Law from time to time (which countries and territories as at the date of this Agreement comprise Cuba, Iran, North Korea, the region of Crimea, the so-called territories of the Donetsk People’s Republic and the Luhansk People’s Republic and the Kherson and Zaporizhzhia regions of Ukraine to the extent that such areas of Kherson and Zaporizhzhia are under the control of Russia). Sanctions Authority means: (a) the US; (b) the United Nations; (c) the European Union or any member state thereof; (d) the United Kingdom; or (e) the respective Governmental Authorities of any of the foregoing, including without limitation, OFAC, the US State Department and His Majesty’s Treasury. Sanctions Law means any applicable trade, economic or financial sanctions, export controls or trade embargoes or other restrictive measures imposed by any Sanctions Authority. Security means a mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance entered into for the purpose of securing any obligation of any person. Separate Loan has the meaning given to that term in Clause 7.1 (Repayment of Loans). Specified Time means a time determined in accordance with Schedule 8 (Timetables).

EUROPE-LEGAL-311309212 24 Subsidiary means a subsidiary within the meaning of section 1159 of the Companies Act 2006 and in relation to financial statements of the Group, a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006, but in this Agreement Subsidiary shall for all purposes exclude each Project Group Member. Super-Majority Lenders means a Lender or Lenders whose Commitments aggregate more than 85 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 85 per cent. of the Total Commitments immediately prior to the reduction). Swap Obligation means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of Section 1a(47) of the Commodity Exchange Act. System Fund means the assessment fees and contributions collected from hotels owned, leased, managed, franchised, licensed or otherwise operated by any member of the Group, which fund activities that drive revenue to such hotels including marketing, distribution channels and the loyalty programme known, at the date of this Agreement, as “IHG Rewards”; T2 means the real time gross settlement system operated by the Eurosystem, or any successor system. TARGET Day means any day on which T2 is open for the settlement of payments in euro. Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure by an Obligor to pay or any delay in paying by an Obligor any of the same). Term Rate Currency means: (a) euro; (b) US dollars; and (c) any currency specified as such in a Reference Rate Supplement relating to that currency, to the extent, in any case, not specified otherwise in a subsequent Reference Rate Supplement. Term Rate Loan means any Loan or, if applicable, Unpaid Sum in a Term Rate Currency. Term Reference Rate means, in relation to a Term Rate Loan: EUROPE-LEGAL-311309212 25 (a) the applicable Primary Term Rate as of the Quotation Time for a period equal in length to the Interest Period of that Loan; or (b) as otherwise determined pursuant to Clause 11.1 (Interest calculation if no Primary Term Rate) and if, in either case, that rate is less than zero, the Term Reference Rate shall be deemed to be zero. Termination Date means subject to Clause 7.2 (Extension of the Termination Date), the Original Termination Date. Total Commitments means the aggregate of the Lenders’ Commitments being $1,500,000,000 as at the date of this Agreement. Transfer Certificate means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Company. Transfer Date means, in relation to a transfer, the later of: (a) the proposed Transfer Date specified in the Transfer Certificate; and (b) the date on which the Facility Agent executes the Transfer Certificate. Unfunded Pension Liability means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year. Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents. US means the United States of America. US Bankruptcy Code means the US Bankruptcy Code (Title 11 of the US Code). US Bankruptcy Law means the US Bankruptcy Code and any other US Federal or State bankruptcy, insolvency or similar law. US Borrower means a Borrower that is organised, incorporated or formed under the laws of the United States of America or any state thereof or the District of Columbia. U.S. Debtor Relief Laws means the U.S. Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, judicial management or similar debtor relief laws of the

EUROPE-LEGAL-311309212 26 United States from time to time in effect and affecting the rights of creditors generally. US Group means a US Obligor and any of such US Obligor’s Subsidiaries from time to time, and US Group Member means any of them. US Guarantor means a Guarantor that is organised, incorporated or formed under the laws of the United States of America or any state thereof or the District of Columbia. US Obligor means a US Borrower or US Guarantor. US Dollars or $ means the lawful currency for the time being of the United States of America. U.S.A. Patriot Act means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56. Utilisation means a utilisation of the Facility. Utilisation Date means the date of a Utilisation, being the date on which the relevant Loan is to be made. Utilisation Level means the Base Currency Amount of all Loans expressed as a percentage of the Total Commitments. Utilisation Request means a notice substantially in the form set out in Schedule 3 (Utilisation Request). VAT means: (a) any value added tax imposed by the Value Added Tax Act 1994; (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (c) any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) above or (b) above, or imposed elsewhere. 1.2 Construction (a) Unless a contrary indication appears, any reference in this Agreement to: (i) the Facility Agent, the Arranger, any Finance Party, any Guarantor, any Lender, any Obligor or any Party shall be construed so as to include its successors in title, permitted assigns and permitted transferees; EUROPE-LEGAL-311309212 27 (ii) assets includes present and future properties, revenues and rights of every description; (iii) a Lender's cost of funds in relation to its participation in a Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Loan for a period equal in length to the Interest Period of that Loan; (iv) a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, restated (however fundamentally and whether or not more onerously) or replaced and includes any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under that Finance Document or other agreement or instrument; (v) a group of Lenders includes all the Lenders; (vi) indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent; (vii) a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality); (viii) a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, which is generally complied with by those to whom it is addressed) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; (ix) a provision of law is a reference to that provision as amended or re-enacted from time to time; and (x) a time of day is a reference to London time. (b) The determination of the extent to which a rate is for a period equal in length to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement. (c) Section, Clause and Schedule headings are for ease of reference only.

EUROPE-LEGAL-311309212 28 (d) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement. (e) A Default or an Event of Default is “continuing” if it has not been remedied or waived. (f) A reference in this Agreement to a page or screen of an information service displaying a rate shall include: (i) any replacement page of that information service which displays that rate; and (ii) the appropriate page of such other information service which displays that rate from time to time in place of that information service, and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Facility Agent after consultation with the Company. (g) A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate. (h) Any Reference Rate Supplement relating to a currency overrides anything relating to that currency in: (i) Schedule 10 (Reference Rate Terms); or (ii) any earlier Reference Rate Supplement. (i) A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in: (i) Schedule 11 (Daily Non-Cumulative Compounded RFR Rate) or Schedule 12 (Cumulative Compounded RFR Rate), as the case may be; or (ii) any earlier Compounding Methodology Supplement. 1.3 Third Party Rights (a) Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or to enjoy the benefit of any term of this Agreement. (b) Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time. EUROPE-LEGAL-311309212 29 1.4 Divisions For all purposes under the Finance Documents, in connection with any division or plan of division under Delaware law: (a) if any asset, right, obligation or liability of any person becomes the asset, right, obligation or liability of a different person, then it shall be deemed to have been transferred from the original person to the different person, and (b) if any new person comes into existence, such new person shall be deemed to have been organised and acquired on the first date of its existence by the holders of its equity interests at such time. 2. The Facility 2.1 The Facility Subject to the terms of this Agreement, the Lenders make available to the Borrowers a multicurrency revolving loan facility in an aggregate amount equal to the Total Commitments. 2.2 Increase (a) The Company may by giving prior notice to the Facility Agent after the effective date of a cancellation of: (i) the Available Commitments of a Defaulting Lender in accordance with Clause 8.7 (Right of cancellation in relation to a Defaulting Lender); (ii) all or part of the Commitments of a Lender in accordance with Clause 8.5 (Right of repayment and cancellation in relation to, or replacement of, a single Lender); or (iii) the Commitments of a Lender in accordance with Clause 8.1 (Illegality), request that the Total Commitments be increased (and the Total Commitments under the Facility shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments or Commitments so cancelled as follows: (A) the increased Commitments may be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an Increase Lender) selected by the Company (each of which shall not be a member of the Group) and each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender;

EUROPE-LEGAL-311309212 30 (B) each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender; (C) each Increase Lender shall become a Party as a Lender and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender; (D) the Commitments of the other Lenders shall continue in full force and effect; and (E) any increase in the Total Commitments shall take effect on the date specified by the Company in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied. (b) An increase in the Total Commitments will only be effective on: (i) the execution by the Facility Agent of an Increase Confirmation from the relevant Increase Lender and the Facility Agent shall execute an Increase Confirmation within five Business Days of receipt by it of an Increase Confirmation duly executed by the Increase Lender; (ii) in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase, the performance by the Facility Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Facility Agent shall promptly notify to the Company and the Increase Lender. (c) Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective. (d) The Company may (but shall be under no obligation to) pay to the Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender in a letter EUROPE-LEGAL-311309212 31 between the Company and the Increase Lender setting out that fee. A reference in this Agreement to a Fee Letter shall include any letter referred to in this paragraph. (e) Clause 23.6 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to: (i) an Existing Lender were references to all the Lenders immediately prior to the relevant increase; (ii) the New Lender were references to that Increase Lender; and (iii) a re-transfer and re-assignment were references to respectively a transfer and assignment. 2.3 Finance Parties’ rights and obligations (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents. (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in the Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by that Obligor. (c) A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents. 2.4 Obligors’ agent (a) Each Obligor (other than the Company) by its execution of this Agreement or an Accession Letter irrevocably appoints the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

EUROPE-LEGAL-311309212 32 (i) the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, if relevant, any Utilisation Request), to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor (including, without limitation, by increasing the obligations of such Obligor howsoever fundamentally, whether by increasing the liabilities guaranteed or otherwise), without further reference to or the consent of that Obligor; and (ii) each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company, and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Request) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication. (b) Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ agent or given to the Obligors’ agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ agent and any other Obligor, those of the Obligors’ agent shall prevail. 3. Purpose 3.1 Purpose Each Borrower shall apply all amounts borrowed by it under the Facility towards general corporate purposes of the Group, including, without limitation, the refinancing of existing indebtedness of the Group. 3.2 Monitoring No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement. EUROPE-LEGAL-311309212 33 4. Conditions of Utilisation 4.1 Initial conditions precedent The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to the first Utilisation if on or before the Utilisation Date for that Utilisation, the Facility Agent has received all of the documents and other evidence listed in Part A (Conditions Precedent to Initial Utilisation) of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent. The Facility Agent shall notify the Company and the Lenders promptly upon being so satisfied. 4.2 Further conditions precedent The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date: (a) in the case of a Rollover Loan, no notice has been served by the Facility Agent on the Company under Clause 22.15 (Acceleration) and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and (b) the Repeating Representations to be made by each Obligor are true in all material respects. 4.3 Conditions relating to Optional Currencies (a) A currency will constitute an Optional Currency in relation to a Loan if it is euro or Sterling or: (i) it is readily available in the amount required and freely convertible into the Base Currency in the wholesale market for that currency at the Specified Time and on the Utilisation Date for that Loan; (ii) it has been approved by the Facility Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Facility Agent of the relevant Utilisation Request for that Loan; and (iii) there are Reference Rate Terms for that currency. (b) If by the Specified Time the Facility Agent has received a written request from the Company for a currency to be approved under paragraph (a)(ii) above, the Facility Agent will notify the Lenders of that request by the Specified Time. Based on any responses received by the Facility Agent by the Specified Time, the Facility Agent will confirm to the Company by the Specified Time: (i) whether or not the Lenders have granted their approval; and

EUROPE-LEGAL-311309212 34 (ii) if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency. 4.4 Maximum number of Loans (a) A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than 15 Loans would be outstanding. (b) Any Loan made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4. (c) Any Separate Loan shall not be taken into account in this Clause 4.4. 5. Utilisation 5.1 Delivery of a Utilisation Request A Borrower may utilise the Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time. 5.2 Completion of a Utilisation Request (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless: (i) the proposed Utilisation Date is a Business Day within the Availability Period; (ii) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); (iii) the proposed Interest Period complies with Clause 10 (Interest Periods); and (iv) it specifies the account and bank (which must be in the principal financial centre of the country of the currency of the Utilisation or, in the case of euro, the principal financial centre of a Participating Member State in which banks are open for general business on that day or London or, such other financial centre as the relevant Borrower, with the consent of the Facility Agent, may select) to which the proceeds of the Utilisation are to be credited. (b) Only one Loan may be requested in each Utilisation Request. 5.3 Currency and amount (a) The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency. EUROPE-LEGAL-311309212 35 (b) The amount of the proposed Loan must be: (i) if the currency selected is the Base Currency, a minimum of $20,000,000 and in multiples of $1,000,000, or if less, the Available Facility; (ii) if the currency selected is Sterling, a minimum of £10,000,000 and in multiples of £1,000,000, or, if less the Available Facility; or (iii) if the currency selected is euro, a minimum of €15,000,000, and in multiples of €1,000,000, or if less, the Available Facility; or (iv) if the currency selected is an Optional Currency other than Sterling or euro, the minimum amount (and, if required, integral multiple) as agreed between the Facility Agent, the Lenders and the Company provided that if no such agreement is reached between the Facility Agent, the Lenders and the Company the minimum amount shall be the equivalent at that time of $20,000,000 and multiples of $2,000,000, such amount to be rounded as reasonably determined by the Facility Agent and notified to the Company; and (v) in any event such that its Base Currency Amount is less than or equal to the Available Facility. 5.4 Lenders’ participation (a) If the conditions set out in this Agreement have been met, and subject to Clause 7.1 (Repayment of Loans), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office. (b) The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan. (c) The Facility Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan, in each case by the Specified Time. 5.5 Cancellation of Commitment The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

EUROPE-LEGAL-311309212 36 6. Optional Currencies 6.1 Selection of currency A Borrower (or the Company on behalf of a Borrower) shall select the currency of a Loan in a Utilisation Request. 6.2 Unavailability of a currency If before the Specified Time: (a) a Lender notifies the Facility Agent that the Optional Currency requested is not readily available to it in the amount required; or (b) a Lender notifies the Facility Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it, the Facility Agent will give notice to the relevant Borrower to that effect by the Specified Time. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period. 6.3 Participation in a Loan Each Lender’s participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ participation). 7. Repayment 7.1 Repayment of Loans (a) Subject to paragraph (c) below, each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period. (b) Without prejudice to each Borrower's obligation under paragraph (a) above, if one or more Loans are to be made available to a Borrower: (i) on the same day that a maturing Loan is due to be repaid by that Borrower; (ii) in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and (iii) in whole or in part for the purpose of refinancing the maturing Loan, EUROPE-LEGAL-311309212 37 the aggregate amount of the new Loans shall be treated as if applied in or towards repayment of the maturing Loan so that: (A) if the amount of the maturing Loan exceeds the aggregate amount of the new Loans: (B) the relevant Borrower will only be required to pay an amount in cash in the relevant currency equal to that excess; and (C) each Lender's participation (if any) in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation (if any) in the maturing Loan and that Lender will not be required to make its participation in the new Loans available in cash; and (D) if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans: (I) the relevant Borrower will not be required to make any payment in cash; and (II) each Lender will be required to make its participation in the new Loans available in cash only to the extent that its participation (if any) in the new Loans exceeds that Lender's participation (if any) in the maturing Loan and the remainder of that Lender's participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Loan. (c) At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Loans then outstanding will be automatically extended to the Termination Date and will be treated as separate Loans (the Separate Loans) denominated in the currency in which the relevant participations are outstanding. (d) A Borrower to whom a Separate Loan is outstanding may prepay that Loan by giving five Business Days' prior notice to the Facility Agent. The Facility Agent will forward a copy of a prepayment notice received in accordance with this paragraph (d) to the Defaulting Lender concerned as soon as practicable on receipt. (e) Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Borrower by the time and date

EUROPE-LEGAL-311309212 38 specified by the Facility Agent (acting reasonably) and will be payable by that Borrower to the Defaulting Lender on the last day of each Interest Period of that Separate Loan. (f) The terms of this Agreement relating to Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (c) to (e) above, in which case those paragraphs shall prevail in respect of any Separate Loan. 7.2 Extension of the Termination Date (a) In this Agreement: Extension Request means a written notice from the Company to the Facility Agent requesting an extension to the Termination Date in accordance with this Clause 7.2. First Extended Termination Date means the date which is twelve Months after the Termination Date or, if such date is not a Business Day, the immediately preceding Business Day. Second Extended Termination Date means the date which is twelve Months after the First Extended Termination Date, or if such date is not a Business Day, the immediately preceding Business Day. (b) The Company may, by delivering an irrevocable Extension Request to the Facility Agent not less than 20 Business Days before the date falling 12 Months after the date of this Agreement, request the extension of the Termination Date to the First Extended Termination Date. (c) The Company may, by delivering an irrevocable Extension Request to the Facility Agent not less 20 Business Days prior to the date falling 24 Months after the date of this Agreement: (i) if previously extended pursuant to paragraph (b) above, request that each Lender extends the Termination Date to the Second Extended Termination Date; or (ii) if the Company has not requested (or if a Lender has not agreed to) an extension of the Termination Date pursuant to paragraph (b) above, request that each Lender extends the Termination Date to either the First Extended Termination Date or the Second Extended Termination Date. (d) The Facility Agent will promptly notify each Lender if the Company delivers an Extension Request pursuant to paragraphs (b) or (c) above. EUROPE-LEGAL-311309212 39 (e) The agreement to an extension of the Termination Date pursuant to paragraphs (b) or (c) above is at the sole discretion of each Lender and subject to the satisfaction of the conditions in paragraph (f) below and payment of any extension fee agreed at the time with extending Lenders. If a Lender rejects an Extension Request or does not respond to an Extension Request by the date falling 15 Business Days after the date the Extension Request is delivered to the Facility Agent (such Lender being a Non- Extending Lender), either that Lender will be repaid and its Commitment cancelled on the original Termination Date or the First Extended Termination Date (as applicable), or the Company may, on giving 10 Business Days’ prior notice to the Facility Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Company (which shall not be a member of the Group) and which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 23 (Changes to the Lenders) for a purchase price in cash or other cash payment payable at the time of the transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Facility Agent has not given a notification under Clause 23.12 (Pro rata interest settlement)), Break Costs (if any) and other amounts payable in relation thereto under the Finance Documents. (f) In relation to the delivery of an Extension Request: (i) no Default is continuing or has occurred on the date of the Extension Request; and (ii) the Repeating Representations are true and correct as at the date of delivery of an Extension Request. (g) A Non-Extending Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (e) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer to the replacement Lender. Such checks shall be performed promptly following delivery of a notice referred to in paragraph (e) above and the Lender shall notify the Facility Agent and the Company when it is satisfied that it has complied with those checks. (h) Upon the transfer of the rights and obligations of a Non-Extending Lender pursuant to this Clause 7.2 (Extension of Termination Date), the Termination Date in respect of the Commitment

EUROPE-LEGAL-311309212 40 acquired by the relevant transferee will automatically be extended to be the Extended Termination Date that would have been applicable in respect of that Commitment if the relevant Non-Extending Lender had agreed to the relevant Extension Request. (i) The replacement of a Lender pursuant to paragraph 8.5(d) below shall be subject to the following conditions: (i) no Finance Party shall have any obligation to find a replacement Lender; (ii) any replacement pursuant to this Clause 7.2 (but subject to the other provisions of this Agreement) of a Lender which is the Facility Agent shall not affect its role as the Facility Agent; and (iii) any Lender replaced pursuant to this Clause 7.2 shall not be required to refund, or to pay or surrender to any other Lender, any of the fees or other amounts received by that Lender under any Finance Document. 8. Prepayment and Cancellation 8.1 Illegality If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan: (a) that Lender shall promptly notify the Facility Agent upon becoming aware of that event; (b) upon the Facility Agent notifying the Company, the Available Commitment of that Lender will be immediately cancelled; and (c) each Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Facility Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment shall be immediately cancelled in the amount of the participations repaid. 8.2 Change of control (a) If at any time any person or group of persons acting in concert gains control of the Company: (i) the Company shall promptly notify the Facility Agent upon becoming aware of that event; EUROPE-LEGAL-311309212 41 (ii) a Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan); and (iii) if a Lender so requires and notifies the Facility Agent within 30 days of the Company notifying the Facility Agent of the event, the Facility Agent shall, by not less than 30 days’ notice to the Company, cancel all of the Commitments of that Lender and declare the participation of that Lender in all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Commitments of that Lender shall immediately cease to be available for further utilisation and all such Loans, accrued interest and other amounts shall become immediately due and payable. (b) For the purpose of paragraph (a) above control has the meaning given to it in section 1124 of the CTA 2010. (c) For the purpose of paragraph (a) above acting in concert has the meaning given to it in the City Code on Takeovers and Mergers. 8.3 Voluntary cancellation The Company may, if it gives the Facility Agent not less than three Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice in writing, cancel the whole or any part (being a minimum amount of $10,000,000) of the Available Facility. Any cancellation under this Clause 8.3 shall reduce the Commitments of the Lenders rateably. 8.4 Voluntary prepayment of Loans (a) Subject to paragraph (c) below, the Borrower to which a Loan has been made may, if it gives the Facility Agent not less than: (i) in the case of a Term Rate Loan, five Business Day’s (or such shorter period as the Majority Lenders may agree) prior notice; or (ii) in the case of a Compounded Rate Loan, five RFR Banking Day’s (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of $10,000,000). (b) Any prepayment of a Loan pursuant to this Clause 8.4 shall be applied pro rata to each Lender's participation in that Loan.

EUROPE-LEGAL-311309212 42 (c) In the case of Compounded Rate Loans only, the Borrowers may not prepay more than four times in a calendar year other than on the last day of an Interest Period. 8.5 Right of repayment and cancellation in relation to, or replacement of, a single Lender (a) If: (i) any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 13.2 (Tax gross-up) except where such increase is required pursuant to Clause 13.2(e) (Tax gross-up); or (ii) any Lender claims indemnification from the Company under Clause 13.3 (Tax indemnity) or Clause 14.1 (Increased costs) the Company may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Facility Agent notice of: (A) cancellation of the Commitment of that Lender; and/or (B) its intention to procure the repayment of that Lender’s participation in the Loans; and/or (C) its intention to procure the repayment of that Lender’s participation in the Loans to the specified Borrower in relation to which an event referred to in paragraphs (i) or (ii) has occurred; and/or (D) its intention to replace that Lender in accordance with paragraph (d) below. (b) On receipt of a notice referred to in paragraph (a) above (other than one providing only for repayment of the Lender’s participation in the Loans to a specified Borrower), the Commitment of that Lender shall immediately be reduced to zero. (c) On the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower (or, as the case may be, the specified Borrower) to which a Loan is outstanding shall repay that Lender’s participation in that Loan and that Lender’s corresponding Commitment shall be cancelled in the amount of the participations repaid. (d) The Company may, in the circumstances set out in paragraph (a) above, on five Business Days’ prior notice to the Facility Agent and that Lender, replace that Lender by requiring that Lender to EUROPE-LEGAL-311309212 43 (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Company (which shall not be a member of the Group) and which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 23 (Changes to the Lenders) for a purchase price in cash or other cash payment payable at the time of the transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Facility Agent has not given a notification under Clause 23.12 (Pro rata interest settlement)), Break Costs (if any) and other amounts payable in relation thereto under the Finance Documents. (e) The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions: (i) no Finance Party shall have any obligation to find a replacement Lender; (ii) any replacement pursuant to this Clause 8.5 (but subject to the other provisions of this Agreement) of a Lender which is the Facility Agent shall not affect its role as the Facility Agent; and (iii) any Lender replaced pursuant to this Clause 8.5 shall not be required to refund, or to pay or surrender to any other Lender, any of the fees or other amounts received by that Lender under any Finance Document. 8.6 Replacement of a Non-Consenting Lender (a) In this Clause 8.6, Non-Consenting Lender means any Lender which does not agree to a consent, waiver or amendment if: (i) the Company or the Facility Agent has requested a consent under or waiver or amendment of any provision of any Finance Document; (ii) that consent, waiver or amendment requires the agreement of all the Lenders; and (iii) the Super-Majority Lenders have agreed to that consent, waiver or amendment. (b) If any Lender becomes a Non-Consenting Lender, the Company may, if it gives the Facility Agent and that Lender not less than 5 Business Days’ prior notice, arrange for the transfer of the whole (but not part only) of that Lender’s Commitment and participations in the Utilisations at par to a new or existing Lender

EUROPE-LEGAL-311309212 44 willing to accept that transfer and acceptable to the Company and the remaining Lenders. (c) The replacement of a Lender pursuant to this Clause 8.6 shall be subject to the following conditions: (i) no Finance Party shall have any obligation to find a replacement Lender; (ii) any replacement of a Non-Consenting Lender must take place no later than 180 days after the earlier of (A) the date the Non-Consenting Lender notified the Facility Agent of its refusal to agree to the relevant consent, waiver or amendment and (B) the deadline (being not less than 15 Business Days after the Lender received the request for the relevant consent, waiver or amendment) by which the Non-Consenting Lender failed to reply to that request; and (iii) any Lender replaced pursuant to this Clause 8.6 shall not be required to refund, or to pay or surrender to any other Lender, any of the fees or other amounts received by that Lender under any Finance Document. (d) Any replacement pursuant to this Clause 8.6 (but subject to the other provisions of this Agreement) of a Lender which is the Facility Agent shall not affect its role as the Facility Agent. 8.7 Right of cancellation in relation to a Defaulting Lender (a) If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Facility Agent five Business Days’ notice of cancellation of that Lender’s Available Commitment. (b) On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero. (c) The Facility Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders. 8.8 Restrictions (a) Any notice of cancellation, prepayment or replacement given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment. (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, (in relation to EUROPE-LEGAL-311309212 45 any Term Rate Loan only, subject to any Break Costs) without premium or penalty. (c) Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement. (d) The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement. (e) Subject to Clauses 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated. (f) If the Facility Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate. (g) If all or part of any Lender's participation in a Loan is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of that Lender's Commitments (equal to the Base Currency Amount of the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment. 9. Interest 9.1 Calculation of interest – Term Rate Loans The rate of interest on each Term Rate Loan for an Interest Period is the percentage rate per annum which is the aggregate of the applicable: (a) Margin; (b) Term Reference Rate; and (c) Credit Adjustment Spread (if applicable). 9.2 Calculation of interest – Compounded Rate Loans (a) The rate of interest on each Compounded Rate Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable: (i) Margin; and (ii) Compounded Reference Rate for that day. (b) If any day during an Interest Period for a Compounded Rate Loan is not an RFR Banking Day, the rate of interest on that

EUROPE-LEGAL-311309212 46 Compounded Rate Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day. 9.3 Payment of interest The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period. 9.4 Default interest (a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is the sum of 1 per cent. and the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably). Any interest accruing under this Clause 9.4 shall be immediately payable by the Obligor on demand by the Facility Agent. (b) If any overdue amount consists of all or part of a Term Rate Loan and which became due on a day which was not the last day of an Interest Period relating to that Loan: (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be the sum of 1 per cent. and the rate which would have applied if the overdue amount had not become due. (c) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable. 9.5 Notification of rates of interest (a) The Facility Agent shall promptly notify the relevant Lenders and the relevant Borrower of the determination of a rate of interest relating to a Term Rate Loan. (b) The Facility Agent shall promptly upon a Compounded Rate Interest Payment being determinable notify: (i) the relevant Borrower of that Compounded Rate Interest Payment; EUROPE-LEGAL-311309212 47 (ii) each relevant Lender of the proportion of that Compounded Rate Interest Payment which relates to that Lender's participation in the relevant Compounded Rate Loan; and (iii) the relevant Lenders and the relevant Borrower of: (A) each applicable rate of interest relating to the determination of that Compounded Rate Interest Payment; and (B) to the extent it is then determinable, the Market Disruption Rate (if any) relating to the relevant Compounded Rate Loan. This paragraph (b) shall not apply to any Compounded Rate Interest Payment determined pursuant to Clause 11.3 (Cost of funds). (c) The Facility Agent shall promptly notify the relevant Borrower of each Funding Rate relating to a Loan. (d) The Facility Agent shall promptly notify the relevant Lenders and the relevant Borrower of the determination of a rate of interest relating to a Compounded Rate Loan to which Clause 11.3 (Cost of funds) applies. (e) This Clause 9.5 shall not require the Facility Agent to make any notification to any Party on a day which is not a Business Day. 10. Interest Periods 10.1 Selection of Interest Periods (a) A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan. (b) Subject to this Clause 10, a Borrower (or the Company) may select an Interest Period of any period specified in the applicable Reference Rate Terms or of any other period agreed between the Company and the Facility Agent and all the Lenders in relation to the relevant Loan. (c) An Interest Period for a Loan shall not extend beyond the Termination Date. (d) A Loan has one Interest Period only. (e) Each Interest Period shall start on the Utilisation Date.

EUROPE-LEGAL-311309212 48 10.2 Non-Business Days Any rules specified as “Business Day Conventions” in the applicable Reference Rate Terms for a Loan or Unpaid Sum shall apply to each Interest Period for that Loan or Unpaid Sum. 11. Changes to the Calculation of Interest 11.1 Interest calculation if no Primary Term Rate (a) Interpolated Primary Term Rate: If no Primary Term Rate is available for the Interest Period of a Term Rate Loan, the applicable Term Reference Rate shall be the Interpolated Primary Term Rate for a period equal in length to the Interest Period of that Loan. (b) Shortened Interest Period: If paragraph (a) above applies but it is not possible to calculate the Interpolated Primary Term Rate, the Interest Period of the Loan shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable Term Reference Rate shall be determined pursuant to the definition of Term Reference Rate. (c) Shortened Interest Period and Historic Primary Term Rate: If paragraph (b) above applies but no Primary Term Rate is available for the Interest Period of that Loan and it is not possible to calculate the Interpolated Primary Term Rate, the applicable Term Reference Rate shall be the Historic Primary Term Rate for that Loan. (d) Shortened Interest Period and Interpolated Historic Primary Term Rate: If paragraph (c) above applies but no Historic Primary Term Rate is available for the Interest Period of the Loan, the applicable Term Reference Rate shall be the Interpolated Historic Primary Term Rate for a period equal in length to the Interest Period of that Loan. 11.2 Market disruption If: (a) a Market Disruption Rate is specified in the Reference Rate Terms for a Loan; and (b) before the Reporting Time for that Loan the Facility Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of funding its participation in that Loan would be in excess of that Market Disruption Rate, EUROPE-LEGAL-311309212 49 then Clause 11.3 (Cost of funds) shall apply to that Loan for the relevant Interest Period. 11.3 Cost of funds (a) If this Clause 11.3 applies to a Loan for an Interest Period, Clause 9.1 (Calculation of interest – Term Rate Loans) or Clause 9.2 (Calculation of interest – Compounded Rate Loans), as applicable, shall not apply to that Loan for that Interest Period and the rate of interest on each Lender's share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of: (i) the applicable Margin; and (ii) the weighted average of the rates notified to the Facility Agent by each Lender as soon as practicable and in any event by the Reporting Time for that Loan, to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select. (b) If this Clause 11.3 applies and the Facility Agent or the Company so requires, the Facility Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest. (c) Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties. (d) If this Clause 11.3 applies but any Lender does not supply a quotation by the time specified in paragraph 11.3(a)(ii) above the rate of interest applicable to that Lender shall be calculated on the basis of the quotations of the remaining Lenders. 11.4 Break Costs (a) If an amount is specified as Break Costs in the Reference Rate Terms for a Loan or Unpaid Sum, each Borrower shall, within five Business Days of a demand by a Finance Party, pay to that Finance Party its Break Costs (if any) attributable to all or any part of that Loan or Unpaid Sum being paid by that Borrower on a day prior to the last day of an Interest Period for that Loan or Unpaid Sum. (b) Each Lender shall, together with its demand provide a certificate confirming the amount and basis of calculation of its Break Costs for any Interest Period in respect of which they become, or may become, payable.

EUROPE-LEGAL-311309212 50 12. Fees 12.1 Commitment fee (a) The Company shall pay to the Facility Agent (for the account of each Lender) a fee in the Base Currency computed on a day to day basis at a percentage rate per annum equal to 35 per cent. of the relevant Margin which would apply to a Loan drawn on that day on that Lender’s Available Commitment for the Availability Period. (b) The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Available Commitment at the time the cancellation is effective. (c) No commitment fee is payable to the Facility Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender. 12.2 Utilisation Fee The Borrower shall pay a utilisation fee which: (a) shall be calculated daily from the date of this Agreement and at the rate per annum (on the basis of a 360 day year) determined in accordance with the following table upon the daily Utilisation Level: Utilisation Level (%) Rate (%) Equal to or lower than 33.34% 0.10 Higher than 33.34% but equal to or lower than 66.67% 0.20 Higher than 66.67% 0.40 (b) shall be paid in arrear to the Facility Agent for the account of the Lenders on: (i) the date falling three months after the date of this Agreement; (ii) each date falling at three monthly intervals thereafter; and (iii) the Termination Date; and (c) shall be paid in arrear to the Facility Agent for the account of a particular Lender on the date on which that Lender’s participations in the Facility are repaid. EUROPE-LEGAL-311309212 51 12.3 Agency fee The Company shall pay, or procure that the same is paid, to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter. 12.4 Arrangement fee The Company shall pay, or procure that the same is paid, to the Facility Agent (for the account of each Mandated Lead Arranger) an arrangement fee in the amount and at the times agreed in a Fee Letter. 13. Tax Gross-Up and Indemnities 13.1 Definitions In this Agreement: Borrower DTTP Filing means an HM Revenue & Customs' Form DTTP2 duly completed and filed by the relevant Borrower, which: (a) where it relates to a Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender's name in Schedule 1 (The Original Lenders ); and (i) where the Borrower is an Original Borrower, is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or (ii) where the Borrower is an Additional Borrower, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower; or (b) where it relates to a Treaty Lender that is not an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a Party as Lender; and (i) where the Borrower is a Borrower as at the date on which that Treaty Lender becomes a Party as a Lender, is filed with HM Revenue & Customs within 30 days of that date; or (ii) where the Borrower is not a Borrower as at the date on which that Treaty Lender becomes a Party as a Lender, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower. Protected Party means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax

EUROPE-LEGAL-311309212 52 in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document. Qualifying Lender means: (a) in respect of a payment of interest on a Loan advanced to a Borrower incorporated in the United Kingdom, a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is: (i) a Lender: (A) which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA 2009; or (B) in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or (ii) a Lender which is: (A) a company resident in the United Kingdom for United Kingdom tax purposes; (B) a partnership each member of which is: (I) a company so resident in the United Kingdom; or (II) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (for the purposes of section 19 of the CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA 2009; or (C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which EUROPE-LEGAL-311309212 53 brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA 2009) of that company; or (iii) a Treaty Lender; or (b) in respect of a payment of interest on a Loan advanced to a Borrower incorporated in the United Kingdom, a Lender which is a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Finance Document; or (c) in respect of a payment of interest on a Loan advanced to a US Tax Obligor, a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document, is entitled to receive all payments of interest payable to it under a Finance Document without deduction or withholding of any US federal income Tax or US federal backup withholding Tax and has provided the appropriate Withholding Form to the Facility Agent and to the relevant Obligor required to establish an entitlement to a complete exemption from withholding; provided, however, that an Original Lender as of the date of this Agreement that does not otherwise satisfy the requirements set forth in this paragraph (c) shall nevertheless be considered a Qualifying Lender in respect of a payment of interest on a Loan advanced to a US Tax Obligor to the extent that (i) it delivers a Withholding Form claiming entitlement to the reduced rate of US federal income tax withholding specified in article 10(2) of the Treaty between the US and the People’s Republic of China and (ii) it otherwise satisfies the requirements, as to an advance to a US Tax Obligor, to be a Treaty Lender whose Treaty State is the People’s Republic of China (except as to being eligible for a full exemption from Tax imposed by the Source Jurisdiction on interest, as referred to in the definition of “Treaty State” as well as paragraph (c) of the definition of “Treaty Lender”). Tax Confirmation means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either: (a) a company resident in the United Kingdom for United Kingdom tax purposes; or (b) a partnership each member of which is: (i) a company so resident in the United Kingdom; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of

EUROPE-LEGAL-311309212 54 section 19 of the CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA 2009; or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA 2009) of that company. Tax Credit means a credit against, relief or remission for, or repayment of any Tax. Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document other than a FATCA Deduction. Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity). Treaty Lender means a Lender which: (a) is treated as a resident of a Treaty State for the purposes of the Treaty; (b) does not carry on a business in the jurisdiction in which the Borrower making a payment is resident for Tax purposes (the Source Jurisdiction) through a permanent establishment with which that Lender’s participation in the Loans is effectively connected; and (c) meets all other requirements in the Treaty for full exemption from Tax imposed by the Source Jurisdiction on interest payable under the Finance Documents (subject to the completion of any necessary procedural formalities), except that it will be assumed for these purposes that any such requirement relating to there not being a special relationship between the Borrower and a Lender or between both of them and some other person is met. Treaty State means a jurisdiction having a double taxation agreement (a Treaty) with the Source Jurisdiction which makes provision for full exemption from tax imposed by the Source Jurisdiction on interest. US Tax Obligor means: (a) a borrower which is resident for Tax purposes in the US; or (b) an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes. EUROPE-LEGAL-311309212 55 UK Non-Bank Lender means a Lender which is not an Original Lender and which gives a Tax Confirmation in the documentation which it executes on becoming a Party as a Lender. Withholding Form means whichever of the following is applicable (including in each case any successor form): (a) IRS Form W-8BEN or W-8BEN-E, as applicable, that either: (i) includes a claim for an exemption from or reduction of US withholding tax under an applicable income tax treaty, with Part II of such W-8BEN (or part III of such W-8BEN- E, as applicable) completed; or (ii) if such claim for exemption is based on the “portfolio interest exemption” is accompanied by a certificate representing that such Lender is not any of the following: (A) a “bank” described in section 881(c)(3)(A) of the Code; (B) a “10 percent shareholder” of the relevant US Tax Obligor within the meaning of section 881(c)(3)(B) of the Code; (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code; or (D) conducting a trade or business in the US with which the relevant interest payments are effectively connected; or (iii) in the case of an Original Lender that is a Lender as of the date of this Agreement, includes a claim for the reduced rate of US federal income tax withholding specified in article 10(2) of the Treaty between the US and the People’s Republic of China; or (b) IRS Form W-8ECI; (c) IRS Form W-8EXP; (d) IRS Form W-9; or (e) any other IRS form by which a person may claim complete exemption from, or reduction in the rate of, withholding (including backup withholding) of US federal income tax on interest payments to that person, which in each case may be provided directly or attached to an IRS Form W-8IMY (with all required attachments), as appropriate.

EUROPE-LEGAL-311309212 56 Unless a contrary indication appears, in this Clause 13 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination. 13.2 Tax gross-up (a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law. (b) The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall promptly notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall promptly notify the Company and that Obligor. (c) If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. (d) A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of tax imposed by the Source Jurisdiction or by the US in the case of a US Tax Obligor, if on the date on which the payment falls due: (i) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or published concession of any relevant taxing authority; or (ii) the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of “Qualifying Lender” and; (A) an officer of HM Revenue & Customs has given (and not revoked) a direction (a Direction) under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Company a certified copy of that Direction; and EUROPE-LEGAL-311309212 57 (B) the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or (iii) the relevant Lender is a Qualifying Lender solely by virtue of (a)(ii) of the definition of “Qualifying Lender” and: (A) the relevant Lender has not given a Tax Confirmation to the Company; and (B) the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Company, on the basis that the Tax Confirmation would have enabled the Company to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or (iv) the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that (assuming the completion of all necessary procedural formalities by the Obligor) the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (h) or (i) (as applicable) below; (v) the Tax Deduction is required as a result of a direction under regulation 9(b) of SI 1970/488 and the application of regulation 9(b) to that Lender does not result from a change after it became a Lender in (or the interpretation, administration or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority; or (vi) the payment could have been made to the relevant Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (m) below provided however that a Lender will not be treated as having failed to comply with its obligations under paragraph (m) below to the extent that a US Tax Obligor has notified the Facility Agent of its waiver of the requirements of paragraph (m) below with respect to such Lender. (e) Notwithstanding the provisions of paragraph (d) above, a payment shall be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the US in the case of a US Tax Obligor, if on the date on which the payment falls due, the relevant Lender is a Qualifying Lender solely by virtue of the proviso to paragraph (c) above of the definition of Qualifying Lender and has provided the Withholding Form specified in paragraph (a)(iii) of the definition of Withholding

EUROPE-LEGAL-311309212 58 Form; provided that only Tax imposed at the reduced rate of US federal income tax withholding specified in article 10(2) of the Treaty between the US and the People’s Republic of China shall be taken account under this paragraph (e). (f) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. (g) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. (h) (i) Subject to paragraph (ii) below, a Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in promptly completing any procedural formalities (including completing and submitting appropriate documents to the applicable tax authorities) necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction. (ii) (A) A Treaty Lender which is an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 1 (The Original Lenders); and (B) a Treaty Lender which is not an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as a Lender, and having done so, that Lender shall be under no obligation pursuant to paragraph (i) above. EUROPE-LEGAL-311309212 59 (iii) Each Lender severally warrants to the Company that it is a Qualifying Lender on the date it becomes a Party to this Agreement. If at any time after this Agreement is entered into any Lender becomes aware that it is not and will not or will cease to be a Qualifying Lender, it shall promptly notify the Facility Agent and the Company. (i) If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (h)(ii) above and: (i) An Obligor making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or (ii) An Obligor making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but: (A) that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or (B) HM Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing; or (C) HM Revenue & Customs has given the Borrower authority to make payments to that Lender without a Tax Deduction but such authority has subsequently been revoked or expired, and in each case, the Obligor has notified that Lender in writing, that Lender and the Obligor shall co-operate in completing any additional procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction. (j) If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (h)(ii) above, no Obligor shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender's Commitment or its participation in any Loan unless the Lender otherwise agrees. (k) An Obligor shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Facility Agent for delivery to the relevant Lender. (l) A UK Non-Bank Lender shall promptly notify the Company and the Facility Agent if there is any change in the position from that set out in the Tax Confirmation.

EUROPE-LEGAL-311309212 60 (m) With respect to an advance made under a Finance Document to a US Tax Obligor, each Lender shall within thirty days after the date of this Agreement and thereafter, to the extent it is legally entitled to do so, if reasonably requested by the Facility Agent or such US Tax Obligor or Guarantor thereof, provide to the Facility Agent and to such US Tax Obligor, a duly completed and executed applicable Withholding Form and shall update such form upon the information on such form becoming incorrect. 13.3 Tax indemnity (a) The Company shall (within five Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document. (b) Paragraph (a) above shall not apply: (i) with respect to any Tax assessed on a Finance Party: (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or (B) under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or (ii) to the extent a loss, liability or cost: (A) is compensated for by an increased payment under Clause 13.2 (Tax gross-up); or (B) would have been compensated for by an increased payment under Clause 13.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 13.2 (Tax gross-up) applied; or (C) relates to a FATCA Deduction required to be made by a Party; or (D) is (i) in respect of an amount of stamp duty, registration or other similar Tax or (ii) attributable EUROPE-LEGAL-311309212 61 to VAT (which shall be dealt with in accordance with Clause 13.6 (Stamp taxes) and Clause 13.7 (Value added tax) respectively). (c) A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall promptly notify the Company. (d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 13.3, notify the Facility Agent. 13.4 Tax Credit If an Obligor makes a Tax Payment and the relevant Finance Party determines that: (a) a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and (b) that Finance Party has obtained and utilised that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor. 13.5 Lender status confirmation (a) Each Lender which is not an Original Lender shall indicate, in the documentation which it executes on becoming a Party as a Lender, and for the benefit of the Facility Agent and without liability to any Obligor, which of the following categories it falls in: (i) not a Qualifying Lender; (ii) a Qualifying Lender (other than a Treaty Lender); or (iii) a Treaty Lender. (b) If such a Lender fails to indicate its status in accordance with this Clause 13.5 then that Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Facility Agent which category applies (and the Facility Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this Clause 13.5.

EUROPE-LEGAL-311309212 62 13.6 Stamp taxes The Company shall pay and, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document. 13.7 Value added tax (a) All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party). (b) If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration): (i) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and (ii) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or EUROPE-LEGAL-311309212 63 repayment from the relevant tax authority in respect of that VAT. (c) Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. (d) Any reference in this Clause 13.7 to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to representative member of such group at such time (the term representative member to have the same meaning as in the Value Added Tax Act 1994) or, in the case of the grouping rules provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union, the person who is treated as making the supply, or (as appropriate) receiving the supply so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be). (e) In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply. 13.8 FATCA Information (a) Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party: (i) confirm to that other Party whether it is: (A) a FATCA Exempt Party; or (B) not a FATCA Exempt Party; (ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that

EUROPE-LEGAL-311309212 64 other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and (iii) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime. (b) If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. (c) Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of: (i) any law or regulation; (ii) any fiduciary duty; or (iii) any duty of confidentiality. (d) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information. (e) If an Obligor is a US Tax Obligor or the Facility Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of: (i) where an Obligor is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement; (ii) where an Obligor is a US Tax Obligor on a date on which any other Lender becomes a Party as a Lender, that date; (iii) the date a new US Tax Obligor accedes as a Party; or (iv) where an Obligor is not a US Tax Obligor, the date of a request from the Facility Agent, supply to the Facility Agent: EUROPE-LEGAL-311309212 65 (A) a withholding certificate on an applicable IRS Form W-8, Form W-9 or any other relevant form; or (B) any withholding statement or other document, authorisation or waiver as the Facility Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation. (f) The Facility Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the relevant Party. (g) If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Facility Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Facility Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Facility Agent). The Facility Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Party. (h) The Facility Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to Clause 13.8(e) or Clause 13.8(g) above without further verification. The Facility Agent shall not be liable for any action taken by it under or in connection with Clauses 13.8(e), 13.8(f) or 13.8(g) above. 13.9 FATCA Deduction (a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. (b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Facility Agent and the Facility Agent shall notify the other Finance Parties.

EUROPE-LEGAL-311309212 66 13.10 Nonqualified Intermediary The Facility Agent agrees to provide any US Tax Obligor with a properly completed and duly executed IRS Form W-8IMY indicating its status as a “nonqualified intermediary” with respect to the payments it receives for the account of other Lenders under any Finance Document, and all required information statements, attachments and backup documentation (including without limitation a withholding statement and any forms pursuant to Clause 13.2(m) (Tax gross-up) provided by the Lenders or any other person for which the Facility Agent is acting as an intermediary within the meaning of Section 1441 of the US Treasury Regulations) required by any US Tax Obligor to fully comply with any applicable withholding and information reporting obligations, and shall update or replace any previously provided documentation upon such documentation becoming obsolete, incorrect or upon its expiration. 14. Increased Costs 14.1 Increased Costs (a) Subject to Clause 14.3 (Exceptions) the Company shall, within five Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or (ii) compliance with any law or regulation made after the date of this Agreement, provided, that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to have been introduced after the date of this Agreement, regardless of the date enacted, adopted or issued. (b) In this Agreement, Increased Costs means: (i) a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital; (ii) an additional or increased cost; or (iii) a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party EUROPE-LEGAL-311309212 67 having entered into its Commitment or funding or performing its obligations under any Finance Document. 14.2 Increased Cost claims (a) A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased Costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Company. (b) Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount and reasonable details of the basis therefor. 14.3 Exceptions (a) Clause 14.1 (Increased Costs) does not apply to the extent any Increased Cost is: (i) attributable to a Tax Deduction required by law to be made by an Obligor; (ii) attributable to a FATCA Deduction required to be made by a Party; (iii) compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 13.3 (Tax indemnity) applied); (iv) in respect of an amount of (i) stamp duty, registration or other similar Tax or (ii) VAT (which shall be dealt with in accordance with accordance with Clause 13.6 (Stamp taxes) and Clause 13.7 (Value added tax) respectively); (v) attributable to the negligence or wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or (vi) attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (Basel II) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

EUROPE-LEGAL-311309212 68 (b) In this Clause 14.3, a reference to a Tax Deduction has the same meaning given to the term in Clause 13.1 (Definitions). 15. Other Indemnities 15.1 Currency indemnity (a) If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of: (i) making or filing a claim or proof against that Obligor; (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within five Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum. (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable. 15.2 Other indemnities The Company shall (or shall procure that an Obligor will), within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of: (a) the occurrence of any Event of Default; (b) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 27 (Sharing among the Finance Parties); (c) funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or EUROPE-LEGAL-311309212 69 (d) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company. 15.3 Indemnity to the Facility Agent The Company shall promptly indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of: (a) investigating any event which it reasonably believes is an Event of Default; or (b) acting or relying on any notice, request or instruction made by an Obligor which it reasonably believes to be genuine, correct and appropriately authorised. 16. Mitigation by the Lenders 16.1 Mitigation (a) Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 13 (Tax gross-up and indemnities), Clause 14.1 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office. (b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents. 16.2 Limitation of liability (a) The Company shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation). (b) A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it. 17. Costs and Expenses 17.1 Transaction expenses The Company shall promptly on demand pay the Facility Agent and the Arranger the amount of all reasonable costs and expenses (including legal fees subject to any estimates and caps as agreed between the Company and the Facility Agent) reasonably incurred by any of them (subject to a maximum in respect of legal fees as agreed with the Company) in connection with the negotiation, preparation, printing and execution of:

EUROPE-LEGAL-311309212 70 (a) this Agreement and any other documents referred to in this Agreement; and (b) any other Finance Documents executed after the date of this Agreement. 17.2 Amendment costs If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 28.10 (Change of currency), the Company shall, within five Business Days of demand, reimburse the Facility Agent for the amount of all reasonable costs and expenses (including legal fees) reasonably incurred by the Facility Agent in evaluating, negotiating or complying with that request. 17.3 Enforcement costs The Company shall, within five Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document. 18. Guarantee and Indemnity 18.1 Guarantee and indemnity Each Guarantor irrevocably and unconditionally jointly and severally: (a) guarantees to each Finance Party punctual performance by each Borrower of all that Borrower’s payment obligations under the Finance Documents (including, without limitation, all amounts which, but for any U.S. Debtor Relief Law, would become due and payable and all interest accruing after the commencement of any proceeding under a U.S. Debtor Relief Law at the rate provided for in the relevant Finance Document, whether or not allowed in any such proceeding); (b) undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and (c) agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to EUROPE-LEGAL-311309212 71 pay under this Clause 18 if the amount claimed had been recoverable on the basis of a guarantee. Notwithstanding anything to the contrary herein, upon any Automatic Acceleration Event any presentment, demand, protest or notice of any kind required by the foregoing clauses are expressly waived. 18.2 Continuing guarantee This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part. 18.3 Reinstatement If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 18 will continue or be reinstated as if the discharge, release or arrangement had not occurred. 18.4 Waiver of defences The obligations of each Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including: (a) any time, waiver or consent granted to, or composition with, any Obligor or other person; (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group; (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person; (e) any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or

EUROPE-LEGAL-311309212 72 replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security; (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or (g) any insolvency or similar proceedings. 18.5 Guarantee Limitation: Fraudulent Conveyance Notwithstanding anything to the contrary in this Clause 18, the maximum aggregate amount recoverable from any US Guarantor under this Clause 18 shall in no event exceed an amount equal to the largest amount that would not render such US Guarantor’s obligations under this Clause 18 subject to avoidance under any applicable US federal or state fraudulent obligation, transfer or conveyance law, including Section 548 of the US Bankruptcy Code. 18.6 Guarantee Limitation – Excluded Swap Obligations (a) Any term or provision of this Clause 18 or any other term in this Agreement or any other Finance Document notwithstanding: (i) no US Guarantor shall be liable for any Excluded Swap Obligation; (ii) each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honour all of its obligations under the Finance Documents in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this paragraph (b)(ii) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Clause 18, or otherwise under the Finance Documents, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this paragraph (b)(ii) shall remain in full force and effect until the discharge or release of its guarantee pursuant to the terms of the Finance Documents. Each Qualified ECP Guarantor intends that this paragraph (b)(ii) constitutes, and shall be deemed to constitute, a "keepwell, support, or other agreement" for the benefit of each other Obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. EUROPE-LEGAL-311309212 73 18.7 Immediate recourse Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary. 18.8 Appropriations Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may: (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 18. 18.9 Deferral of Guarantors’ rights (a) Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 18: (i) to be indemnified by an Obligor; (ii) to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents; (iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party; (iv) to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 18.1 (Guarantee and Indemnity);

EUROPE-LEGAL-311309212 74 (v) to exercise any right of set-off against any Obligor; and/or (vi) to claim or prove as a creditor of any Obligor in competition with any Finance Party. (b) If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 28 (Payment mechanics). 18.10 Release of Guarantors’ right of contribution If any Guarantor (a Retiring Guarantor) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor: (a) that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and (b) each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor. 18.11 Additional security This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party. 19. Representations Each Obligor makes the representations and warranties set out in this Clause 19 to each Finance Party, on the date of this Agreement. 19.1 Status (a) It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation. EUROPE-LEGAL-311309212 75 (b) It and each of its Material Subsidiaries has the power to own its assets and carry on its business as it is being conducted. 19.2 Binding obligations The obligations expressed to be assumed by it in each Finance Document are subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 24 (Changes to the Obligors) legal, valid, binding and enforceable obligations. 19.3 Non-conflict with other obligations The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with: (a) any law or regulation applicable to it; (b) its constitutional documents; or (c) any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets breach of which would have a Material Adverse Effect. 19.4 Power and authority It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents. 19.5 Validity and admissibility in evidence All Authorisations required: (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and (b) to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect (or, in each case, will be when required). 19.6 No default (a) No Event of Default is continuing or could reasonably be expected to result from the making of any Utilisation. (b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of

EUROPE-LEGAL-311309212 76 its Subsidiaries’) assets are subject which has or could reasonably be expected to have a Material Adverse Effect. 19.7 Financial statements (a) The Original Financial Statements were prepared in accordance with IFRS consistently applied. (b) The Original Financial Statements fairly represent the consolidated financial condition and operations of the Group during the relevant financial period. (c) There has been no material adverse change in the business or financial condition of the Group since the date to which the Original Financial Statements were drawn up. 19.8 Pari passu ranking Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally. 19.9 No proceedings pending or threatened No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which are reasonably likely to be adversely determined and, if adversely determined, could be reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries. 19.10 No misleading information (a) Any written factual information provided by or on behalf of any member of the Group for the purposes of the entry into of this Agreement by a Finance Party, was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated. (b) Nothing has occurred since the date of delivery of, or been omitted from, the factual information referred to in paragraph (a) above and no information has been given or withheld that results in the information referred to in paragraph (a) being untrue or misleading in any material respect. (c) The representations and warranties in this Clause 19.10 are made by the Company only. 19.11 Sanctions (a) Neither it nor any of its Subsidiaries, nor any directors or officers of it or any of its Subsidiaries: EUROPE-LEGAL-311309212 77 (i) is a Sanctioned Person; (ii) is doing any business in any Sanctioned Territory; or (iii) to its knowledge, is engaging, directly or indirectly, in any trade, business or other activities that is in breach of any Sanctions Law in any material respect. (b) This Clause 19.11 shall not apply to or in favour of any person if and to the extent that it would result in a breach by, or in respect of that person, of any applicable Blocking Law. 19.12 Anti-bribery and corruption It and each of its Subsidiaries has, to its knowledge, conducted its business in compliance with any applicable Anti-Bribery and Corruption Law and has instituted and maintains policies and procedures designed to achieve, and which are reasonably expected to continue to achieve, compliance therewith. 19.13 United States Laws No US Group Member is an “investment company” as defined in, or is required to be registered under, the US Investment company Act of 1940. 19.14 Federal Reserve Regulations (a) No Obligor is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. (b) None of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of buying or carrying any Margin Stock, for the purpose of reducing or retiring any Financial Indebtedness that was originally incurred to buy or carry any Margin Stock or for any other purpose which might cause all or any Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation U or Regulation X, in each case, to the extent any such usage will violate Regulation U or Regulation X. 19.15 ERISA Compliance (a) Each Plan (other than a Multiemployer Plan) and, to the knowledge of each Obligor, each Multiemployer Plan is in compliance with applicable laws and regulations except where any failure to comply would not reasonably be expected to, individually or taken together with any other such failures,

EUROPE-LEGAL-311309212 78 materially impair the Obligor’s ability to perform its obligations under the Finance Documents. (b) No ERISA Event has occurred, is continuing or is reasonably likely to occur that could, individually or in the aggregate, reasonably be expected to materially impair the Obligor's ability to perform its obligations under the Finance Documents. (c) There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of any Obligor or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Plan and, if so asserted successfully, could reasonably be expected either singly or in the aggregate to impair the Obligor's ability to perform its obligations under the Finance Documents. (d) To the knowledge of each Obligor and each ERISA Affiliate, no Multiemployer Plan is or is reasonably likely to become insolvent for purposes of Title IV of ERISA, except where any such insolvency would not reasonably be expected to materially impair the Obligor's ability to perform its obligations under the Finance Documents. (e) No member of the Group has any underlying assets which constitute “plan assets” within the Plan Asset Rules. 19.16 Solvency The Company represents and warrants to each Finance Party that, as of the date of this Agreement, after giving effect to the consummation of the transaction described herein (including after giving effect to the making of the Loans under this Agreement on each Utilisation Date and the application of the proceeds thereof): (a) the fair value of the assets of the Company and its subsidiaries on a consolidated basis exceeds the aggregate amount of the debts (including its obligations under the Finance Documents) of the Company and its subsidiaries on a consolidated basis; (b) the capital of the Company and its subsidiaries on a consolidated basis is not unreasonably small in relation to the business of the Company and its subsidiaries being conducted as of the Utilisation Date; (c) the Company and its subsidiaries, taken as a whole, have not incurred and do not intend to incur debts beyond their ability to pay as they mature in the ordinary course of business; and (d) the Company and its Subsidiaries, taken as a whole, are not engaged in a business or a transaction, and are not about to EUROPE-LEGAL-311309212 79 engage in a business or a transaction, for which their property would constitute an unreasonably small capital. For purposes of the foregoing, (i) it is assumed that the debts and other obligations under this Agreement will become due at their respective maturities and (ii) the amount of contingent liabilities have been computed as the amount that, in light of all the facts and circumstances existing on the date this representation and warranty is made, can reasonably be expected to become an actual or matured liability. 19.17 Repetition The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on: (a) the date of each Utilisation Request, the first day of each Interest Period and the date of each Extension Request; and (b) in the case of an Additional Obligor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Obligor. 20. Information Undertakings The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. 20.1 Financial statements The Company shall supply to the Facility Agent in sufficient copies for all the Lenders: (a) as soon as the same become available, but in any event: (i) within 120 days after the end of each of its financial years, its audited consolidated financial statements for that financial year; (ii) within 180 days after the end of each of its financial years, the financial statements of each other Obligor for that financial year (which shall be audited if that Obligor produces audited financial statements); and (b) as soon as the same become available, but in any event within 90 days after the end of the first half of each of its financial years, its consolidated financial statements for that financial half year. 20.2 Requirements as to financial statements (a) Each set of financial statements delivered by the Company pursuant to paragraph (a) of Clause 20.1 (Financial statements) shall be certified by an authorised signatory on behalf of the relevant company as fairly representing its (or, as the case may

EUROPE-LEGAL-311309212 80 be, its consolidated) financial condition and operations as at the end of and for the period in relation to which those financial statements were drawn up. (b) The Company shall procure that each set of financial statements delivered pursuant to paragraph (a) of Clause 20.1 (Financial statements) is prepared using IFRS. 20.3 ERISA-Related Information Each Obligor Shall: (a) (i) promptly upon written request of the Facility Agent, deliver thereto copies of each annual and other return, report or valuation with respect to each Pension Plan or Multiemployer Plan, as filed with any applicable governmental authority and (ii) promptly following receipt thereof, deliver to the Facility Agent copies of (A) any documents described in Sections 101(k) or 101(l) of ERISA that any US Obligor or any ERISA Affiliate may request with respect to any Multiemployer Plan and (B) any documents described in Section 101(f) of ERISA that any US Obligor or any ERISA Affiliate receives with respect to any Multiemployer Plan; (b) promptly and in any event within 15 Business Days after any US Obligor or any ERISA Affiliate knows that an ERISA Event has occurred and that such ERISA Event has or could reasonably be expected to materially impair its ability to perform its obligations under the Finance Documents, deliver to the Facility Agent a statement of the finance director of the Parent or other officer acceptable to the Facility Agent (acting reasonably) of such US Obligor describing such occurrence and the action, if any, that such US Obligor or such ERISA Affiliate has taken and proposes to take with respect thereto; and (c) promptly and in any event within 15 days after receipt thereof by any Obligor or any ERISA Affiliate, deliver to the Facility Agent copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan if the same could reasonably be expected to have a Material Adverse Effect. 20.4 Information: miscellaneous The Company shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests): (a) all documents dispatched by the Company to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched; EUROPE-LEGAL-311309212 81 (b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect; and (c) promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Facility Agent) may reasonably request except to the extent that disclosure of the information would breach any law regulation, stock exchange requirement or duty of confidentiality. 20.5 Notification of default (a) Each Obligor shall notify the Facility Agent of any Default and the steps, if any, being taken to remedy it promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor). (b) Promptly upon a request by the Facility Agent, the Company shall supply to the Facility Agent a certificate signed by a director or authorised signatory on its behalf certifying that no Default is continuing (or if continuing, specifying the steps, if any, being taken to remedy it). 20.6 Direct electronic delivery by Company The Company may satisfy its obligation under this Agreement to deliver any information in relation to a Lender by delivering that information directly to that Lender in accordance with Clause 30.6 (Electronic communication) to the extent that Lender and the Facility Agent agree to this method of delivery. 20.7 “Know your customer” checks (a) If: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (ii) any change in the status of an Obligor after the date of this Agreement; or (iii) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Facility Agent or any Lender (or, in the case of paragraph (iii) above any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where

EUROPE-LEGAL-311309212 82 the necessary information is not already available to it, each Obligor shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Facility Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. (b) Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. (c) The Company shall, by not less than five Business Days’ prior written notice to the Facility Agent, notify the Facility Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 24 (Changes to the Obligors). (d) Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Facility Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Facility Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor. 21. General Undertakings The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. EUROPE-LEGAL-311309212 83 21.1 Authorisations Each Obligor shall promptly: (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and (b) supply certified copies to the Facility Agent of, any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document. 21.2 Compliance with laws Each Obligor shall comply with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents. 21.3 Negative pledge (a) No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets. (b) Paragraph (a) above does not apply to: (i) any Security listed in Schedule 7 (Security) except to the extent the principal amount secured by that Security exceeds the amount stated in that Schedule; (ii) any cash management, netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances; (iii) any payment or close out netting or set-off arrangement pursuant to any hedging transaction entered into by a member of the Group for the purpose of: (A) hedging any risk to which any member of the Group is exposed in its ordinary course of trading; or (B) its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only, excluding, in each case, any Security under a credit support arrangement in relation to a hedging transaction;

EUROPE-LEGAL-311309212 84 (iv) any lien arising by operation of law and in the ordinary course of business; (v) any Security resulting from the rules and regulations of any clearing system or stock exchange over shares and/or other securities held in that clearing system or stock exchange; (vi) any Security over or affecting any asset acquired by a member of the Group after the date of this Agreement to the extent that: (A) the Security was not created in contemplation of the acquisition of that asset by a member of the Group; and (B) the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; (vii) any Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security is created prior to the date on which that company becomes a member of the Group, to the extent that: (A) the Security was not created in contemplation of the acquisition of that company; and (B) the principal amount secured has not increased in contemplation of or since the acquisition of that company; (viii) any Security created pursuant to any Finance Document; (ix) any title transfer or retention of title arrangement entered into by any member of the Group in the ordinary course of business; (x) pledges of goods, the related documents of title and/or other related documents arising or created in the ordinary course of business as security for indebtedness to a bank or financial institution directly relating to the goods or documents over which that pledge exists; (xi) any Security over cash or other investments for bank guarantees given in the ordinary course of trading securing liabilities of up to, in aggregate, $100,000,000 (or its equivalent in any other currency or currencies) or to meet any margin requirement in respect of derivative transactions; EUROPE-LEGAL-311309212 85 (xii) any Security resulting from the rules and regulations of any clearing system or stock exchange over shares and/or other securities held in that clearing system or stock exchange; (xiii) any Security securing Project Finance Indebtedness; (xiv) any Security provided in relation to the InterContinental executive top-up scheme securing liabilities of up to, in aggregate, $100,000,000 (or its equivalent in any other currency or currencies); (xv) any Security replacing any Security permitted under paragraph (i) above or this paragraph (xv) and securing the same indebtedness or obligations whose principal amount does not exceed the maximum principal amount secured, or which could be secured, by the replaced Security when it is replaced; (xvi) any Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security given by any member of the Group other than any permitted under paragraphs (i) to (xv) above) does not exceed an amount equal to $150,000,000 (or its equivalent in any other currency or currencies); or (xvii) any other Security created or outstanding with the prior consent of the Majority Lenders. 21.4 Disposals (a) No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any asset of the Group (each a Disposal). (b) Paragraph (a) above does not apply to any Disposal: (i) made in the ordinary course of day-to-day business of the disposing entity; (ii) of assets in exchange for or to be replaced within 12 months (or committed within 12 months to be replaced and actually replaced within 24 months) by other assets comparable or superior as to type, value and quality; (iii) of assets which are obsolete or redundant; (iv) which constitutes the payment of cash for any purpose not prohibited by any Finance Document;

EUROPE-LEGAL-311309212 86 (v) by any member of the Group to another member of the Group; (vi) which constitutes any short term investment of funds not immediately required in the Group’s business and the realisation of those investments; (vii) which constitutes the making of a lawful distribution; (viii) of assets which become Managed Assets following such Disposal; (ix) of assets (i) acquired by a member of the Group or (ii) owned by an entity which is acquired by a member of the Group, in each case as permitted by the terms of this Agreement, which become the subject of a Disposal on arm’s length terms to a person who is not a member of the Group within the period of twelve Months following the date of the relevant acquisition; (x) where the proceeds of that Disposal (net of fees, transaction costs and Taxes) (or such smaller amount having regard to other Disposals which are permitted to be made pursuant to the other sub-paragraphs of this paragraph (b)) are (within the period of 12 months following receipt of those proceeds) applied (or committed within the period of 12 months following receipt of those proceeds to be applied (and actually applied within the period of 18 months following receipt of those proceeds)) in or towards capital expenditure of the Group; (xi) where any member of the Group has applied funds in or towards capital expenditure of the Group within the period of 12 months prior to the receipt of the proceeds of that Disposal and where the amount so applied is at least equal to the proceeds of that Disposal (net of fees, transaction costs and Taxes) or, to the extent it is less than those proceeds, the balance is attributed to, or applied pursuant to, another sub-paragraph of this paragraph (b); (xii) where an amount equal to the proceeds of that Disposal (net of fees, transaction costs and Taxes) (or such smaller amount having regard to other Disposals which are permitted to be made pursuant to the other sub- paragraphs of this paragraph (b)) is used in or towards a permanent reduction of Financial Indebtedness of the Group; (xiii) to which the Majority Lenders have consented; or EUROPE-LEGAL-311309212 87 (xiv) where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other Disposal, to the extent not permitted under any of paragraphs (i) to (xiii) above, effected during any financial year), does not exceed an amount equal to $225,000,000 (or its equivalent in any other currency or currencies) in any financial year. 21.5 Subsidiary Indebtedness (a) The Company shall ensure that the portion of Financial Indebtedness which is borrowed or incurred by Subsidiaries that are not Guarantors under this Agreement shall not at any time exceed the aggregate of: (i) $650,000,000 (or its equivalent in any other currency or currencies); and (but without double counting); and (ii) $400,000,000 (or its equivalent in any other currency or currencies) (provided such amount relates exclusively to Financial Indebtedness specified in paragraphs (i) and (j) of the definition of Financial Indebtedness), and provided that Financial Indebtedness for the purpose of this Clause 21.5 shall exclude: (A) amounts borrowed under this Agreement; (B) qualifying amounts specified in paragraph (b) below which are secured as permitted pursuant to paragraphs (b)(vi) or (vii) of Clause 21.3 (Negative pledge) or otherwise is outstanding for the period of up to 6 months following the relevant acquisition; (C) amounts which would be included as Financial Indebtedness due to a change in IFRS after the date of this Agreement but would not be treated as Financial Indebtedness using Applicable Accounting Principles; and (D) amounts which are incurred in connection with the arrangements described in paragraphs (b)(ii) or (b)(iii) of Clause 21.3 (Negative pledge). (b) Where a member of the Group acquires an asset or a company after the date of this Agreement in respect of which Financial Indebtedness is outstanding (other than Project Finance Indebtedness), where:

EUROPE-LEGAL-311309212 88 (i) that Financial Indebtedness was not created in contemplation of the acquisition of that asset or company; and (ii) that Financial Indebtedness has not increased in contemplation of or since that acquisition, then that Financial Indebtedness shall be permitted and be in addition to the threshold numbers specified in paragraph (a) above. 21.6 Change of business The Company shall procure that no substantial change is made to the general nature of the business of the Group taken as a whole from that anticipated to be carried on at the date of this Agreement but this shall not prevent any member of the Group engaging in any ancillary or related business. 21.7 Insurance The Company shall or shall procure that other members of the Group shall, maintain insurances on and in relation to the business and assets of the Group with reputable underwriters or insurance companies against those risks, and to the extent, usually insured against by a prudent group of companies located in the same or similar locations and carrying on a similar business to that of the Group. 21.8 Acquisitions No Obligor shall (and the Company shall ensure that no other member of the Group will) complete (without the approval of the Majority Lenders which shall not be unreasonably withheld or delayed) any acquisition (whether through a single transaction or series of related transactions with the same party or with parties connected with one another) where the consideration for the acquisition exceeds 25 per cent. of the Group’s market capitalisation at the time of the London Stock Exchange market close on the Business Day falling immediately prior to the date of formal announcement of such acquisition by the Company. 21.9 Disposal of Receivables (a) No Obligor shall (and the Company shall ensure that no other member of the Group will) sell, transfer or otherwise dispose of any of its trade receivables. (b) Paragraph (a) above does not apply to any sale, transfer or other disposal of any of its receivables where the aggregate face value of all such receivables that are outstanding at any time does not exceed $70,000,000 (or its equivalent in any other currency or currencies). EUROPE-LEGAL-311309212 89 21.10 Merger No Obligor shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than any such transaction between Obligors or Obligors and other persons provided that, in each case, the surviving entity is (or, as the case may be, becomes) a Guarantor and/or a Borrower (as the case may be). 21.11 Use of proceeds (a) No Borrower shall: (i) knowingly use, lend, contribute or otherwise make available any part of the proceeds of any Loan in any manner that would result in any member of the Group being in breach of any applicable Sanctions Law or becoming a Sanctioned Person; (ii) engage in any transaction that evades or avoids or breaches directly or indirectly, any Sanctions Law applicable to it; or (iii) fund all or part of any payment in connection with a Finance Document out of proceeds derived from business or transactions with a Sanctioned Person (to the extent such business or transactions would be prohibited by any Sanctions Law applicable to the Group), or from any action which is in breach of any Sanctions Law applicable to the Group. (b) This Clause 21.11 shall not apply to or in favour of any person if and to the extent that it would result in a breach by, or in respect of that person, of any applicable Blocking Law. 21.12 ERISA Each Obligor shall (and the Parent shall cause each ERISA Affiliate to): (a) ensure that neither it nor any ERISA Affiliate engages in a complete or partial withdrawal, within the meaning of Sections 4203 and 4205 of ERISA, from any Multiemployer Plan without the prior consent of the Majority Lenders unless that withdrawal could not reasonably be expected to have a Material Adverse Effect; (b) ensure that any material liability imposed on it or any ERISA Affiliate pursuant to Title IV of ERISA is paid and discharged when due; (c) ensure that neither it nor any ERISA Affiliate adopts an amendment to an Plan requiring the provision of security under ERISA or the Code without the prior consent of the Majority

EUROPE-LEGAL-311309212 90 Lenders in an amount that could reasonably be expected to have a Material Adverse Effect; and (d) ensure that no Plan is terminated under Section 4041 of ERISA unless that termination could not reasonably be expected to have a Material Adverse Effect. 21.13 Margin Regulations No Obligor will, and no Obligor will permit any other Group Member to, use the proceeds of any Loan or other extension of credit hereunder, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to maintain, reduce or retire indebtedness originally incurred for such purpose. 21.14 Anti-Bribery and Corruption undertaking No Borrower shall directly or, to its knowledge, indirectly use the proceeds of any Loan in furtherance of any offer, payment, promise to pay, or authorisation of payment or giving of money, or anything else of value, to any person in violation of any applicable Anti-Bribery and Corruption Laws. 22. Events of Default Each of the events or circumstances set out in this Clause 22 (other than Clauses 22.14 (Automatic Acceleration) and 22.15 (Acceleration)) is an Event of Default. 22.1 Non-payment An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless: (a) its failure to pay is caused by: (i) administrative or technical error; or (ii) a Disruption Event; and (b) payment is made within five Business Days of its due date. 22.2 Other obligations (a) An Obligor does not comply with any provision of the Finance Documents(other than those referred to in Clause 20.2 (ERISA) and Clause 21.12 (ERISA)). (b) An US Obligor does not comply with Clause 20.2 (ERISA) or Clause 21.12 (ERISA). EUROPE-LEGAL-311309212 91 (c) No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 20 days of the earlier of Facility Agent giving notice to the Company or the Company becoming aware of the failure to comply. 22.3 Misrepresentation (a) Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made. (b) No Event of Default under paragraph (a) above will occur if the circumstances giving rise to a misrepresentation or misstatement is/are capable of remedy and is/are remedied within 20 days of the Facility Agent giving notice to the Company requiring such remedy or (if earlier) the Company becoming aware of the failure to comply. 22.4 Cross default (a) Any Financial Indebtedness of any member of the Group is not paid when due nor within any applicable grace period. (b) Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described). (c) Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described). (d) No Event of Default will occur under this Clause 22.4 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (c) above is less than $50,000,000 (or its equivalent in any other currency or currencies) and Financial Indebtedness for the purposes of this Clause 22.4 shall exclude, in each case, Project Finance Indebtedness. 22.5 Insolvency (a) An Obligor or a Material Subsidiary is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

EUROPE-LEGAL-311309212 92 (b) A moratorium is declared or takes effect in respect of all or a material part (or a particular type of) the indebtedness of an Obligor or a Material Subsidiary. 22.6 Insolvency proceedings (a) Any corporate action or legal proceeding is taken (subject to paragraph (d) below) for the winding-up or dissolution of an Obligor or Material Subsidiary, or the appointment of a liquidator, administrator, administrative receiver, compulsory manager or other similar officer is appointed in respect of, an Obligor or Material Subsidiary other than for a solvent winding-up, dissolution or liquidation of an Obligor (other than the Company or the Guarantors) or a Material Subsidiary. (b) Any corporate action or legal proceeding is taken (subject to paragraph (d) below), or an agreement is entered into or proposed by an Obligor or Material Subsidiary, for the suspension of payments by, a moratorium of any indebtedness of, or a general composition, compromise or assignment for the benefit of the creditors of, an Obligor or Material Subsidiary. (c) A receiver, administrative receiver, compulsory manager or other similar officer is appointed in respect of an Obligor or Material Subsidiary or any of its assets, or any Security is enforced over an Obligor’s or Material Subsidiary’s assets, having an aggregate value of and in respect of indebtedness aggregating not less than $50,000,000 (or its equivalent in any other currency or currencies). (d) A person presents a petition for the winding up, liquidation, dissolution, administration or suspension of payments of an Obligor or Material Subsidiary except: (i) where such petition is being contested in good faith and by appropriate means and is in any event dismissed within 30 days of its presentation; or (ii) where such presentation is frivolous or vexatious or an abuse of process and is in any event dismissed within 30 days of its presentation. 22.7 Creditors’ process Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of an Obligor or Material Subsidiary having an aggregate value of and in respect of indebtedness aggregating at least $50,000,000 (or its equivalent in any other currency or currencies) and is not discharged within 30 days. EUROPE-LEGAL-311309212 93 22.8 Ownership of the Obligors An Obligor (other than the Company) is not or ceases to be a Subsidiary of the Company. 22.9 Unlawfulness It is or becomes unlawful for an Obligor to perform any of its material obligations under the Finance Documents. 22.10 Repudiation An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document. 22.11 Cessation of business An Obligor ceases to carry on its business except pursuant to a reconstruction, amalgamation, merger or consolidation on solvent terms or, for the avoidance of doubt, by way of a disposal. 22.12 United States Bankruptcy Laws Any of the following occurs in respect of any US Borrower, in each case under US Bankruptcy Law: (a) it makes a general assignment for the benefit of creditors; (b) consent to the institution of any proceeding under US Bankruptcy Law; (c) it commences a voluntary case or proceeding under any US Bankruptcy Law; (d) an involuntary case under any US Bankruptcy Law is commenced against it and is not controverted within 30 days or is not dismissed or stayed within 60 days after commencement of the case; or (e) an order for relief or other order approving any case or proceeding is entered against it under any US Bankruptcy Law. 22.13 ERISA Event Any ERISA Event shall have occurred that, when aggregated with any other then existing ERISA Event, could reasonably be expected to have a Material Adverse Effect. 22.14 Automatic Acceleration If an Event of Default under Clause 22.5 (Insolvency), 22.6 (Insolvency Proceeding) or 22.12 (United States Bankruptcy Laws) shall occur in a US court of competent jurisdiction (an Automatic Acceleration Event) in relation to:

EUROPE-LEGAL-311309212 94 (a) any US Borrower: (i) the Total Commitments in relation to such US Borrower shall be immediately cancelled; and (ii) all of the Loans made to such US Borrower and all obligations of such US Borrower, accrued interest thereon, and any other sum then payable under this Agreement and any of the other Finance Documents by such US Borrower (including any applicable prepayment premium) shall be immediately due and payable, then in each case automatically and without direction, notice, declaration or other act; or (b) any US Guarantor, each amount expressed by Clause 18 (Guarantee and Indemnity) to be payable by that US Guarantor on demand shall, after that Event of Default has occurred, be immediately due and payable by that US Guarantor without the need for any demand or other claim on that US Guarantor or any US Obligor. 22.15 Acceleration On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Company: (a) cancel each Available Commitment of each Lender whereupon each such Available Commitment shall immediately be cancelled and the Facility shall immediately cease to be available for further utilisation; (b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or (c) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders. 23. Changes to the Lenders 23.1 Assignments and transfers by the Lenders Subject to this Clause 23, a Lender (the Existing Lender) may: (a) assign any of its rights; or (b) transfer by novation any of its rights and obligations, EUROPE-LEGAL-311309212 95 to another bank or financial institution or, following the occurrence of an Event of Default which is continuing, to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Lender). 23.2 Conditions of assignment or transfer (a) The consent of the Company is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is to another Lender or an Affiliate of a Lender or following the occurrence of an Event of Default which is continuing. (b) The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent seven Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time. (c) A partial transfer by a Lender shall be in a minimum amount of $10,000,000. 23.3 Other conditions of assignment or transfer (a) An assignment will only be effective on: (i) receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it had been an Original Lender; and (ii) performance by the Facility Agent of all “know your customer” or other checks relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender. (b) A transfer will only be effective if the procedure set out in Clause 23.7 (Procedure for transfer) is complied with. (c) If: (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 13 (Tax

EUROPE-LEGAL-311309212 96 gross-up and indemnities) or Clause 14.1 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (c) shall not apply, in relation to Clause 13 (Tax gross-up), to a Treaty Lender that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with Clause 13.2(h)(ii)(B) (Tax gross-up) if the Obligor making the payment has not made a Borrower DTTP Filing in respect of that Treaty Lender. 23.4 Transfer by sub-participation Where a Lender proposes to enter into a sub-participation (whether funded or unfunded) where as a result of the sub-participation such Lender would no longer retain absolute discretion with regard to the exercise of votes under the Finance Documents, then unless the sub-participation is to be entered into with an Affiliate of the Lender or an existing Lender, the Company’s consent shall be required to the extent so required when applying Clause 23.2 (Company consent) and Clause 23.3 (Other conditions of assignment or transfer) mutatis mutandis in respect of such sub-participation. 23.5 Assignment or transfer fee The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $2,000. 23.6 Limitation of responsibility of Existing Lenders (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for: (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents; (ii) the financial condition of any Obligor; (iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, EUROPE-LEGAL-311309212 97 and any representations or warranties implied by law are excluded. (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it: (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force. (c) Nothing in any Finance Document obliges an Existing Lender to: (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23; or (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise. 23.7 Procedure for transfer (a) Subject to the conditions set out in Clause 23.2 (Company consent) and Clause 24.3 (Other conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender and the Facility Agent makes a corresponding entry in the Register pursuant to Clause 23.8. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate. (b) The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender and make a corresponding entry in the Register once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

EUROPE-LEGAL-311309212 98 (c) Subject to Clause 23.12 (Pro rata interest settlement), the Transfer Date: (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the Discharged Rights and Obligations); (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender; (iii) the Facility Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and (iv) the New Lender shall become a Party as a Lender. 23.8 Copy of the Register The Facility Agent, acting solely for this purpose as a non-fiduciary agent of the Obligors, shall maintain at one of its offices a copy of each Transfer Certificate delivered to it and a register (the Register) for the recordation of the names and addresses of each Lender and the Commitments of, and principal amount and entitlement to stated interest, owing to each Lender. Without limitation of any other provision of this Clause 23 (Changes to the Lenders), no transfer of an interest in a Loan or Commitment hereunder shall be effective unless and until recorded in the Register. The entries in the Register shall be conclusive absent manifest error and each Obligor, the Facility Agent and each Lender shall treat each person whose name is recorded in the Register as a Lender notwithstanding any notice to the contrary. A copy of the Register shall be available for inspection by any Borrower and any Lender, at any reasonable time and from time to time upon reasonable notice. EUROPE-LEGAL-311309212 99 23.9 The Sub-participant Register Each Lender that sells a sub-participation in a Loan of a US Tax Obligor or other obligation of a US Tax Obligor under a Finance Document shall, acting solely for this purpose as a non-fiduciary agent of the Obligors, maintain a register on which it enters the name and address of each sub-participant and the principal amounts (and entitlement to stated interest) of each sub-participant’s interest in the Loans or other obligations (the Sub-participant Register); provided that no Lender shall have any obligation to disclose all or any portion of the Sub-participant Register (including the identity of any sub-participant or any information relating to a sub-participant’s interest in any Commitments, Loans or other obligations under any Finance Document) to any person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the US Treasury Regulations. The entries in the Sub-participant Register shall be conclusive absent manifest error, and each such Lender shall treat each person whose name is recorded in the Sub-participant Register as the owner of such sub-participation for all purposes of the Finance Documents notwithstanding any notice to the contrary. 23.10 Copy of Transfer Certificate or Increase Confirmation to Company The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or Increase Confirmation, send to the Company a copy of that Transfer Certificate or Increase Confirmation. 23.11 Security over Lenders’ rights In addition to the other rights provided to Lenders under this Clause 23, each Lender may without consulting with or obtaining consent from any Obligor in relation to a charging, assignment or creation of Security in favour of a central bank or federal reserve, or with the agreement of the Company (acting reasonably) in relation to a charging, assignment or creation of Security in favour of any other entity, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation: (a) any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and (b) any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

EUROPE-LEGAL-311309212 100 (i) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or (ii) require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents. 23.12 Pro rata interest settlement (a) If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 23.7 (Procedure for transfer) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period): (i) any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (Accrued Amounts) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period; and (ii) the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt: (A) when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and (B) the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 23.12, have been payable to it on that date, but after deduction of the Accrued Amounts. (b) In this Clause 23.12 references to "Interest Period" shall be construed to include a reference to any other period for accrual of fees. (c) An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 23.12 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, EUROPE-LEGAL-311309212 101 waiver, amendment or other vote of Lenders under the Finance Documents. 24. Changes to the Obligors 24.1 Assignments and transfer by Obligors No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents. 24.2 Additional Borrowers (a) Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 20.7 (“Know your customer” checks), the Company may request that any of its Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if: (i) all Lenders (acting reasonably) approve the addition of that Subsidiary and which they shall do so if that Subsidiary is a wholly owned subsidiary incorporated in the United Kingdom, the United States or in the same jurisdiction as an existing Borrower; (ii) the Company delivers to the Facility Agent a duly completed and executed Accession Letter; (iii) the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and (iv) the Facility Agent has received all of the documents and other evidence listed in Part B of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance reasonably satisfactory to the Facility Agent. (b) The Facility Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance reasonably satisfactory to it) all the documents and other evidence listed in Part B of Schedule 2 (Conditions precedent). 24.3 Resignation of a Borrower (a) The Company may request that a Borrower (other than the Company) ceases to be a Borrower by delivering to the Facility Agent a Resignation Letter. (b) The Facility Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

EUROPE-LEGAL-311309212 102 (i) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and (ii) that Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents, whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents. 24.4 Additional Guarantors (a) Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 20.7 (“Know your customer” checks), the Company may request that any of its Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if: (i) the Company delivers to the Facility Agent a duly completed and executed Accession Letter; and (ii) the Facility Agent has received all of the documents and other evidence listed in Part B of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance reasonably satisfactory to the Facility Agent. (b) The Facility Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance reasonably satisfactory to it) all the documents and other evidence listed in Part B of Schedule 2 (Conditions precedent). 24.5 Repetition of Representations Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing. 24.6 Resignation of a Guarantor (a) The Company may request that a Guarantor (other than the Company) ceases to be a Guarantor by delivering to the Facility Agent a Resignation Letter. (b) The Facility Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if: (i) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and EUROPE-LEGAL-311309212 103 (ii) the Majority Lenders have consented to the Company’s request (which they shall do if in relation to any Subsidiary of the Company, Clause 21.5 (Subsidiary Indebtedness) is being complied with at such time). 25. Role of the Facility Agent and the Arranger 25.1 Appointment of the Facility Agent (a) Each other Finance Party appoints the Facility Agent to act as its agent under and in connection with the Finance Documents. (b) Each other Finance Party authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions. (c) Each of the Mandated Lead Arrangers and the Lenders hereby exempts the Facility Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Finance Party. A Finance Party which cannot grant such exemption shall notify the Facility Agent accordingly and, upon request of the Facility Agent, either act in accordance with the terms of this Agreement and/or any other Finance Document as required pursuant to this Agreement and/or such other Finance Document or grant a special power of attorney to a party acting on its behalf, in a manner that is not prohibited pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and/or any other applicable laws. 25.2 Duties of the Facility Agent (a) Subject to paragraph (b) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party. (b) Without prejudice to Clause 23.8 (Copy of Transfer Certificate or Increase Confirmation to Company), paragraph (a) above shall not apply to any Transfer Certificate or any Increase Confirmation. (c) Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. (d) If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the

EUROPE-LEGAL-311309212 104 circumstance described is a Default, it shall promptly notify the Finance Parties. (e) If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties. (f) The Facility Agent shall provide to the Company (i) every six months, starting with the date falling six Months from the date of this Agreement and (ii) in any event within three Business Days of a request by the Company, a list (which may be in electronic form) setting out the names of the Lenders as at the date of response or as at the date of that request (as the Company may elect), their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Facility Agent to that Lender under the Finance Documents. (g) The Facility Agent’s duties under the Finance Documents are solely mechanical and administrative in nature. 25.3 Role of the Arranger Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document. 25.4 No fiduciary duties (a) Nothing in this Agreement constitutes the Facility Agent or the Arranger as a trustee or fiduciary of any other person. (b) Neither the Facility Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account. 25.5 Business with the Group The Facility Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group. EUROPE-LEGAL-311309212 105 25.6 Rights and discretions of the Facility Agent (a) The Facility Agent may rely on: (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify. (b) The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that: (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 22.1 (Non-payment)); (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and (iii) any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors. (c) The Facility Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts. (d) The Facility Agent may act in relation to the Finance Documents through its personnel and agents. (e) The Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement. (f) Without prejudice to the generality of paragraph (e) above, the Facility Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Company and shall disclose the same upon the written request of the Company or the Majority Lenders. (g) Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. 25.7 Majority Lenders’ instructions (a) Unless a contrary indication appears in a Finance Document, the Facility Agent shall (i) exercise any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed

EUROPE-LEGAL-311309212 106 by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Facility Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders. (b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties. (c) The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions. (d) In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), the Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders. (e) The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. 25.8 Responsibility for documentation Neither the Facility Agent nor the Arranger: (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facility Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document; or (b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document. 25.9 Exclusion of liability (a) Without limiting paragraph (b) below and without prejudice to the provisions of paragraph (e) of Clause 28.11 (Disruption to Payment Systems, etc.), the Facility Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct. (b) No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, EUROPE-LEGAL-311309212 107 employee or agent in relation to any Finance Document and any officer, employee or agent of the Facility Agent may rely on this Clause. (c) The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose. (d) Nothing in this Agreement shall oblige the Facility Agent or the Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Facility Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Arranger. 25.10 Lenders’ indemnity to the Facility Agent Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent’s gross negligence or wilful misconduct) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by an Obligor pursuant to a Finance Document). 25.11 Resignation of the Facility Agent (a) The Facility Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and the Company. (b) Alternatively the Facility Agent may resign by giving notice to the other Finance Parties and the Company, in which case the Majority Lenders may appoint a successor Facility Agent with the consent of the Company (such consent not to be unreasonably withheld or delayed) unless the successor Facility Agent is an Arranger or an Affiliate thereof, in which case the consent of the Company shall not be required. (c) If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Facility Agent (after consultation with the Company) may appoint a successor Facility Agent (acting through an office in the United Kingdom).

EUROPE-LEGAL-311309212 108 (d) The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents. (e) The Facility Agent’s resignation notice shall only take effect upon the appointment of a successor. (f) Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 25. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. (g) After consultation with the Company the Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above. (h) The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either: (i) the Facility Agent fails to respond to a request under Clause 13.8 (FATCA Information) and the Company or a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; (ii) the information supplied by the Facility Agent pursuant to Clause 13.8 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or (iii) the Facility Agent notifies the Company and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date, and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Facility Agent, requires it to resign. EUROPE-LEGAL-311309212 109 25.12 Replacement of the Facility Agent (a) Subject to paragraph (b) below, the Majority Lenders may, by giving 30 days’ notice to the Facility Agent (or, at any time the Facility Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Facility Agent by appointing a successor Facility Agent (acting through an office in the United Kingdom). (b) The Facility Agent may only be replaced with the consent of the Company (such consent not to be unreasonably withheld or delayed) unless the successor Facility Agent is an Arranger or an Affiliate thereof, in which case the consent of the Company shall not be required. (c) The retiring Facility Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents. (d) The appointment of the successor Facility Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Facility Agent. As from this date, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 25 (and any agency fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date). (e) Any successor Facility Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. 25.13 Confidentiality (a) In acting as agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments. (b) If information is received by another division or department of the Facility Agent, it may be treated as confidential to that division or department and the Facility Agent shall not be deemed to have notice of it. 25.14 Relationship with the Lenders (a) Subject to Clause 23.12 (Pro rata interest settlement), the Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility

EUROPE-LEGAL-311309212 110 Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement. (b) Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 30.6 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 30.2 (Addresses) and paragraph (a)(iii) of Clause 30.6 (Electronic communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender. 25.15 Credit appraisal by the Lenders Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Facility Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to: (a) the financial condition, status and nature of each member of the Group; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and (d) the adequacy, accuracy and/or completeness of any information provided by the Facility Agent, any Party or by any other person under or in connection with any Finance Document, the EUROPE-LEGAL-311309212 111 transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document. 25.16 Deduction from amounts payable by the Facility Agent If any Party owes an amount to the Facility Agent under the Finance Documents the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted. 26. Conduct of Business by the Finance Parties No provision of this Agreement will: (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax. 27. Sharing among the Finance Parties 27.1 Payments to Finance Parties If a Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with Clause 28 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then: (a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Facility Agent; (b) the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 28 (Payment mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

EUROPE-LEGAL-311309212 112 (c) the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 28.6 (Partial payments). 27.2 Redistribution of payments The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 28.6 (Partial payments). 27.3 Recovering Finance Party’s rights (a) On a distribution by the Facility Agent under Clause 27.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution. (b) If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable. 27.4 Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then: (a) each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 27.2 (Redistribution of payments) shall, upon request of the Facility Agent, pay to the Facility Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and (b) that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed. 27.5 Exceptions (a) This Clause 27 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to EUROPE-LEGAL-311309212 113 this Clause, have a valid and enforceable claim against the relevant Obligor. (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if: (i) it notified that other Finance Party of the legal or arbitration proceedings; and (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings. 28. Payment Mechanics 28.1 Payments to the Facility Agent (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment. (b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre in a Participating Member State or London) with such bank as the Facility Agent specifies. 28.2 Distributions by the Facility Agent Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to an Obligor) and Clause 28.4 (Clawback), be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London). 28.3 Distributions to an Obligor The Facility Agent may (with the consent of the Obligor or in accordance with Clause 29 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance

EUROPE-LEGAL-311309212 114 Documents or in or towards purchase of any amount of any currency to be so applied. 28.4 Clawback (a) Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. (b) If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds. 28.5 Impaired Agent (a) If, at any time, the Facility Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Facility Agent in accordance with Clause 28.1 (Payments to the Facility Agent) may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents. (b) All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements. (c) A Party which has made a payment in accordance with this Clause 28.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account. (d) Promptly upon the appointment of a successor Facility Agent in accordance with Clause 25.12 (Replacement of the Facility Agent), each Party which has made a payment to a trust account in accordance with this Clause 28.5 shall give all requisite instructions to the bank with whom the trust account is held to EUROPE-LEGAL-311309212 115 transfer the amount (together with any accrued interest) to the successor Facility Agent for distribution in accordance with Clause 28.2 (Distributions by the Facility Agent). 28.6 Partial payments (a) If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order: (i) firstly, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent or the Arranger under the Finance Documents; (ii) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement; (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents. (b) The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii)to (iv) above. (c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor. 28.7 No set-off by Obligors All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim unless: (a) the relevant payments are to be made to a Defaulting Lender; and (b) all Lenders (other than the Defaulting Lender) have agreed to that Obligor making such payments with set-off or counterclaim. 28.8 Business Days (a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the

EUROPE-LEGAL-311309212 116 principal or Unpaid Sum at the rate payable on the original due date. 28.9 Currency of account (a) Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document. (b) A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date. (c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued. (d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred. (e) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency. 28.10 Change of currency (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then: (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (acting reasonably and after consultation with the Company); and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably and after consultation with the Company). (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency. EUROPE-LEGAL-311309212 117 28.11 Disruption to Payment Systems etc. If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Company that a Disruption Event has occurred: (a) the Facility Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances; (b) the Facility Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes; (c) the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances; (d) any such changes agreed upon by the Facility Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 34 (Amendments and Waivers); (e) the Facility Agent shall not be liable for any damages, costs or losses whatsoever arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 28.11 save to the extent the relevant damage, cost or loss (as the case may be) is caused by the fraud of the Facility Agent; and (f) the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above. 28.12 Amounts paid in error (a) If the Facility Agent pays an amount to another Party and within 5 Business Days of the date of payment the Facility Agent notifies that Party that that payment was an Erroneous Payment then the Party to whom that amount was paid by the Facility Agent shall promptly refund the same to the Facility Agent. (b) Neither: (i) the obligations of any Party to the Facility Agent; nor

EUROPE-LEGAL-311309212 118 (ii) the remedies of the Facility Agent, (whether arising under this Clause 28.12 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this paragraph (b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Facility Agent or any other Party). (c) All payments to be made by a Party to the Facility Agent (whether made pursuant to this Clause 28 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. (d) In this Agreement, Erroneous Payment means a payment of an amount by the Facility Agent to another Party which the Facility Agent determines (in its sole discretion) was made in error. 29. Set-Off Without prejudice to the normal rights of the Finance Parties at law, after the occurrence of an Event of Default which is continuing, a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. That Finance Party shall promptly notify that Obligor of any such set-off or conversion. 30. Notices 30.1 Communications in writing Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter. 30.2 Addresses The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is: (a) in the case of the Company, that identified with its name below; EUROPE-LEGAL-311309212 119 (b) in the case of each Lender or any other Obligor, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and (c) in the case of the Facility Agent, that identified with its name below, or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days’ notice. 30.3 Delivery (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective: (i) if by way of fax, when received in legible form; or (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, (iii) and, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer. (b) Any communication or document to be made or delivered to the Facility Agent will be effective only when actually received by the Facility Agent and then only if it is expressly marked for the attention of the department or officer identified with the Facility Agent’s signature below (or any substitute department or officer as the Facility Agent shall specify for this purpose). (c) All notices from or to an Obligor shall be sent through the Facility Agent. (d) Any communication or document made or delivered to the Company in accordance with this Clause 30.3 will be deemed to have been made or delivered to each of the Obligors. 30.4 Notification of address and fax number Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 30.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

EUROPE-LEGAL-311309212 120 30.5 Communication when Facility Agent is Impaired Agent If the Facility Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Facility Agent, communicate with each other directly and (while the Facility Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Facility Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Facility Agent has been appointed. 30.6 Electronic communication (a) Any communication to be made between the Facility Agent and a Lender or an Obligor and the Facility Agent under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Facility Agent and the relevant Lender or, as appropriate, the relevant Obligor and the Facility Agent: (i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication; (ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and (iii) notify each other of any change to their address or any other such information supplied by them. (b) Any electronic communication made between the Facility Agent and a Lender or an Obligor and the Facility Agent will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Facility Agent or an Obligor to the Facility Agent only if it is addressed in such a manner as the Facility Agent shall specify for this purpose. (c) The ability of an Obligor to use electronic communications is without prejudice to its obligation to submit any Utilisation Request, Accession Letter, or Resignation Letter in the form required under this Agreement or any other document or notice which requires the signature of any director or authorised signatory of an Obligor. 30.7 English language (a) Any notice given under or in connection with any Finance Document must be in English. (b) All other documents provided under or in connection with any Finance Document must be: EUROPE-LEGAL-311309212 121 (i) in English; or (ii) if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document. 31. Calculations and Certificates 31.1 Accounts In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate. 31.2 Certificates and determinations Any certification or determination by a Finance Party of a rate or amount under any Finance Document shall set out the basis of calculation in reasonable detail and is prima facie evidence of the matters to which it relates. 31.3 Day count convention and interest calculation (a) Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated: (i) on the basis of the actual number of days elapsed and a year of 365 days in the case of Sterling or 360 days in the case of euro and US Dollars or, in any case where the practice in the Relevant Market differs, in accordance with that market practice; and (ii) subject to paragraph (b) below, without rounding. (b) The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to 2 decimal places. 32. Partial Invalidity If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

EUROPE-LEGAL-311309212 122 33. Remedies and Waivers No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law. 34. Amendments and Waivers 34.1 Required consents (a) Subject to Clause 34.2 (Exceptions) and Clause 34.3 (Changes to reference rates) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties. (b) The Facility Agent may effect, on behalf of any Finance Party, and the Company may effect, on behalf of any Obligor, any amendment or waiver permitted by this Clause. 34.2 Exceptions (a) Subject to Clause 34.3 (Changes to reference rates) an amendment or waiver that has the effect of changing or which relates to: (i) the definition of EURIBOR, Majority Lenders or Super- Majority Lenders in Clause 1.1 (Definitions); (ii) an extension to the date of payment of any amount under the Finance Documents; (iii) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable; (iv) other than pursuant to Clause 2.2 (Increase), an increase in any Commitment, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility; (v) a change to the Borrowers or Guarantors other than in accordance with Clause 24 (Changes to the Obligors); (vi) any provision which expressly requires the consent of all the Lenders; EUROPE-LEGAL-311309212 123 (vii) Clause 2.3 (Finance Parties’ rights and obligations), Clause 23 (Changes to the Lenders), Clause 24 (Changes to the Obligors), Clause 27 (Sharing among the Finance Parties), this Clause 34, Clause 41 (Governing law) or Clause 42 (Enforcement); or (viii) the nature or scope of the guarantee and indemnity granted under Clause 18 (Guarantee and Indemnity), shall not be made without the prior consent of all the Lenders. (b) An amendment or waiver which relates to the rights or obligations of the Facility Agent or the Arranger may not be effected without the consent of the Facility Agent or the Arranger. (c) An amendment or waiver which relates to any part of paragraph (b) of Clause 19.11 (Sanctions), paragraph (b) of Clause 21.11 (Use of Proceeds), this paragraph (c) and/or paragraph (d) below of Clause 34.2 (Exceptions) may be amended or waived only with the consent of the Majority Lenders and each Lender relying on any part of paragraph (b) of Clause 19.11 (Sanctions), paragraph (b) of Clause 21.11 (Use of Proceeds) and/or paragraph (d) of Clause 34.2 (Exceptions), as the case may be, and the Obligors. (d) In connection with any waiver, determination or direction relating to any part of paragraph (b) of Clause 19.11 (Sanctions) and/or paragraph (b) of Clause 21.11 (Use of Proceeds) of which a Lender does not have the benefit, the Commitment of that Lender will be excluded for the purpose of determining whether the consent of the requisite majority of Lenders has been obtained or whether the determination or direction by the requisite majority of Lenders has been made. (e) If a Lender fails to respond or vote in relation to a request for a consent, waiver, amendment or other vote under the Finance Documents (a Request) within fifteen Business Days (unless any Borrower and the Facility Agent agree a longer time period in relation to any request) of that Request being made, (i) with respect to any Request that does not require the consent of all Lenders pursuant to paragraph (a) of this Clause 34.2, in ascertaining whether the Majority Lenders or any other given percentage of the Total Commitments has been obtained, that Lender’s Commitments shall not be included (for the avoidance of doubt, for the purposes of calculating both (A) the Total Commitments and (B) the aggregate Commitments of Lenders voting in favour of such Request) and (ii) with respect to any Request requiring the consent of all Lenders pursuant to paragraph (a) of this Clause 34.2, that Lender shall be deemed to have declined to consent to such Request (and the requested consent, waiver, amendment or other vote shall not become

EUROPE-LEGAL-311309212 124 effective); provided, however, that if the Super-Majority Lenders have agreed to the Request, the Company may exercise its rights under Clause 8.6 (Replacement of a Non-Consenting Lender) with respect to such Lender as if it were a Non-Consenting Lender. 34.3 Changes to reference rates (a) If a Published Rate Replacement Event has occurred in relation to any Published Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to: (i) providing for the use of a Replacement Reference Rate in relation to that currency in place of (or in addition to) the affected Published Rate; and (ii) (A) aligning any provision of any Finance Document to the use of that Replacement Reference Rate; (B) enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement); (C) implementing market conventions applicable to that Replacement Reference Rate; (D) providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or (E) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Facility Agent (acting on the instructions of the Majority Lenders) and the Obligors. (b) An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Compounded Rate Loan in any currency under this Agreement to any recommendation of a Relevant Nominating Body which: EUROPE-LEGAL-311309212 125 (i) relates to the use of the RFR for that currency on a compounded basis in the international or any relevant domestic syndicated loan markets; and (ii) is issued on or after the date of this Agreement, may be made with the consent of the Facility Agent (acting on the instructions of the Majority Lenders) and the Obligors. (c) If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) or paragraph (b) above within 10 Business Days (or such longer time period in relation to any request which the Company and the Facility Agent may agree) of that request being made: (i) its Commitment(s) shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and (ii) its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request. (d) In this Clause 34.3: Published Rate means: (i) the Primary Term Rate for any Quoted Tenor; or (ii) an RFR. Published Rate Replacement Event means, in relation to a Published Rate: (c) the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority Lenders, and the Obligors materially changed; (d) (i) (A) the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or (B) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the

EUROPE-LEGAL-311309212 126 administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate; (ii) the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate; (iii) the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued; (iv) the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; (v) in the case of the Primary Term Rate for any Quoted Tenor for euro, the supervisor of the administrator of that Primary Term Rate makes a public announcement or publishes information stating that that Primary Term Rate for that Quoted Tenor is no longer, or as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor); (e) the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Obligors) temporary; (f) in the opinion of the Majority Lenders and the Obligors, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement. Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or EUROPE-LEGAL-311309212 127 constituted at the request of, any of them or the Financial Stability Board. Replacement Reference Rate means a reference rate which is: (a) formally designated, nominated or recommended as the replacement for a Published Rate by: (i) the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or (ii) any Relevant Nominating Body, and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference Rate" will be the replacement under paragraph (ii) above; (b) in the opinion of the Majority Lenders and the Obligors, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or (c) in the opinion of the Majority Lenders and the Obligors, an appropriate successor to a Published Rate. 34.4 Disenfranchisement of Defaulting Lenders (a) For so long as a Defaulting Lender has any Available Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained in respect of any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitments will be reduced (for the avoidance of doubt, for the purposes of calculating both (i) the Total Commitments and (ii) the aggregate Commitments of Lenders voting in favour of such consent, waiver, amendment or other vote under the Finance Documents) by the amount of its Available Commitments. (b) For the purposes of this Clause 34.4, the Facility Agent may assume that the following Lenders are Defaulting Lenders: (i) any Lender which has notified the Facility Agent that it has become a Defaulting Lender; (ii) any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of Defaulting Lender has occurred,

EUROPE-LEGAL-311309212 128 unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Facility Agent) or the Facility Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender. 34.5 Replacement of a Defaulting Lender (a) The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving five Business Days’ prior written notice to the Facility Agent and such Lender: (i) replace such Lender by requiring such Lender to (and to the extent permitted by law such Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement; (ii) require such Lender to (and to the extent permitted by law such Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of the undrawn Commitment of the Lender; or (iii) require such Lender to (and to the extent permitted by law such Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of its rights and obligations, to a Lender or other bank, financial institution, trust, fund or other entity (a Replacement Lender) selected by the Company (which is not a member of the Group) and which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender’s participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest, Break Costs (if any) and other amounts payable in relation thereto under the Finance Documents. (b) Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause shall be subject to the following conditions: (i) the relevant Lender continues to be a Defaulting Lender at the time when the Company exercises its rights under this Clause 34.5); (ii) the Company shall have no right to replace the Facility Agent; EUROPE-LEGAL-311309212 129 (iii) neither the Facility Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Lender; (iv) the transfer must take place as soon as reasonably practicable following receipt by the Facility Agent of the notice referred to in paragraph (a) above; and (v) in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents. 35. Confidentiality 35.1 Confidential Information Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 35.2 (Disclosure of Confidential Information) and Clause 35.3 (Disclosure to numbering service providers), to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information and to use all reasonable endeavours to ensure that any person to whom that Finance Party passes any Confidential Information (unless disclosed in accordance with paragraph (b)(v) of Clause 35.2 (Disclosure of Confidential Information)) acknowledges and complies with the provisions of this Clause 35 as if that person were bound by it. 35.2 Disclosure of Confidential Information Any Finance Party may disclose, on a need-to-know basis: (a) to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors and partners such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; (b) to any person: (i) to (or through) whom it transfers (or may potentially transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Representatives and professional

EUROPE-LEGAL-311309212 130 advisers for the purpose of that actual or potential assignment or transfer; (ii) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub- participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Representatives and professional advisers for the purpose of that actual or potential sub-participation or transaction; (iii) appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 25.14 (Relationship with the Lenders)); (iv) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above for the purpose of that transaction; (v) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; (vi) to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 23.11 (Security over Lenders’ rights); (vii) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes in connection with the Finance Documents; (viii) who is a Party; or (ix) with the consent of the Company; in each case, such Confidential Information as that Finance Party shall consider appropriate if: (A) in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall EUROPE-LEGAL-311309212 131 be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information; (B) in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; (C) in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the reasonable opinion of that Finance Party, it is not practicable so to do in the circumstances; (c) to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party; (d) to any other person appointed by that Finance Party in connection with or ancillary to services provided under this Agreement (such person to include any service provider or sub-contractor) such Confidential Information as may be required to be disclosed, and to the extent necessary in the reasonable opinion of that Finance Party, to enable such person to provide any of the services referred to in this paragraph (d) if such person is bound by the requirements of confidentiality in relation to the Confidential Information; and

EUROPE-LEGAL-311309212 132 (e) to any rating agency (including its professional advisers) the following information: (i) names of Obligors; (ii) country of domicile of Obligors; (iii) place of incorporation of Obligors; (iv) date of this Agreement; (v) the names of the Facility Agent and the Arranger; (vi) date of each amendment and restatement of this Agreement; (vii) amount of Total Commitments; (viii) currencies of the Facility; (ix) type of Facility; (x) ranking of Facility; (xi) Termination Date for Facility; (xii) the amount of such Finance Party’s Commitment; (xiii) changes to any of the information previously supplied pursuant to paragraphs (i) to (xii) above; and (xiv) such other information agreed between such Finance Party and the Company, as may be required to be disclosed to enable such rating agency to perform its normal corporate loan rating activities in relation to the Finance Documents. 35.3 Disclosure to numbering service providers (a) Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information: (i) names of Obligors; (ii) country of domicile of Obligors; (iii) place of incorporation of Obligors; (iv) date of this Agreement; (v) the names of the Facility Agent and the Arranger; EUROPE-LEGAL-311309212 133 (vi) date of each amendment and restatement of this Agreement; (vii) amount of Total Commitments; (viii) currencies of the Facility; (ix) type of Facility; (x) ranking of Facility; (xi) Termination Date for Facility; (xii) changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and (xiii) such other information agreed between such Finance Party and the Company, to enable such numbering service provider to provide its usual syndicated loan numbering identification services. (b) The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider. (c) The Facility Agent shall notify the Company and the other Finance Parties of: (i) the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facility and/or one or more Obligors; and (ii) the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider. 35.4 Entire agreement This Clause 35 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information. 35.5 Inside information Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing

EUROPE-LEGAL-311309212 134 and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose. 35.6 Notification of disclosure Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company: (a) of the circumstances of any disclosure of Confidential Information made pursuant to (i) paragraph (b)(v) of Clause 35.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function or (ii) paragraph (b)(vi) of Clause 35.2 (Disclosure of Confidential Information); and (b) upon becoming aware that Confidential Information has been disclosed in breach of this Clause 35. 35.7 Continuing obligations The obligations in this Clause 35 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of: (a) the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and (b) the date on which such Finance Party otherwise ceases to be a Finance Party. 36. Confidentiality of Funding Rates 36.1 Confidentiality and disclosure (a) The Facility Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below. (b) The Facility Agent may disclose: (i) any Funding Rate to the relevant Borrower pursuant to Clause 9.5 (Notification of rates of interest); and (ii) any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for EUROPE-LEGAL-311309212 135 Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Facility Agent and the relevant Lender. (c) The Facility Agent may disclose any Funding Rate and each Obligor may disclose any Funding Rate, to: (i) any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price- sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it; (ii) any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; (iii) any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and (iv) any person with the consent of the relevant Lender. 36.2 Related obligations (a) The Facility Agent and each Obligor acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.

EUROPE-LEGAL-311309212 136 (b) The Facility Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender, as the case may be: (i) of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 36.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (ii) upon becoming aware that any information has been disclosed in breach of this Clause 36. 36.3 No Event of Default No Event of Default will occur under Clause 22.2 (Other obligations) by reason only of an Obligor's failure to comply with this Clause 36. 37. Bail-in 37.1 Contractual recognition of bail-in Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: (a) any Bail-In Action in relation to any such liability, including (without limitation): (i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability; (ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and (iii) a cancellation of any such liability; and (b) a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability. EUROPE-LEGAL-311309212 137 37.2 Bail-in definitions In this Clause 37: Article 55 BRRD means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms. Bail-In Action means the exercise of any Write-down and Conversion Powers. Bail-In Legislation means: (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; (b) in relation to the United Kingdom, the UK Bail-In Legislation; and (c) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write- down and Conversion Powers contained in that law or regulation. EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway. EU Bail-In Legislation Schedule means the document described as such and published by the Loan Market Association (or any successor person) from time to time. Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers. UK Bail-In Legislation means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings). Write-down and Conversion Powers means: (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; (b) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial

EUROPE-LEGAL-311309212 138 institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and (c) in relation to any other applicable Bail-In Legislation: (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that Bail-In Legislation 38. Patriot Act Each Finance Party that is subject to the requirements of the Patriot Act hereby notifies each Obligor that pursuant to the requirement of the Patriot Act, it is required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of the Obligors and other information that will allow such Finance Party to identify the Obligors in accordance with the Patriot Act and any Borrower in accordance with the Beneficial Ownership Regulation. 39. Waiver of trial by jury EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY (WHETHER IN NEW YORK OR ELSEWHERE) IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FINANCE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO AGREES THAT ANY PARTY MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS EVIDENCE OF THE WAIVER OF ITS JURY TRIAL RIGHTS. EUROPE-LEGAL-311309212 139 40. Counterparts Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document. 41. Governing Law This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. 42. Enforcement 42.1 Jurisdiction (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a Dispute). (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary. (c) Notwithstanding paragraphs (a) and (b) above, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions. 42.2 Service of process Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales): (a) irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and (b) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned. 42.3 Acknowledgement Regarding Any Supported QFCs To the extent that the Finance Documents provide support, through a guarantee or otherwise, for hedging agreements or any other agreement or instrument that is a QFC (such support, QFC Credit Support and each such QFC a Supported QFC), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title

EUROPE-LEGAL-311309212 140 II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the US Special Resolution Regimes) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Finance Documents and any Supported QFC may in fact be stated to be governed by the laws of any other country or state of the US): (a) In the event a Covered Entity that is party to a Supported QFC (each, a Covered Party) becomes subject to a proceeding under a US Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the US Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the US or a state of the US. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a US Special Resolution Regime, Default Rights under the Finance Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the US Special Resolution Regime if the Supported QFC and the Finance Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (b) As used in this Clause 42.3 (Acknowledgement Regarding Any Supported QFCs), the following terms have the following meanings: (i) BHC Act Affiliate of a party means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. (ii) Covered Entity means any of the following: (A) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or EUROPE-LEGAL-311309212 141 (C) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). (iii) Default Right has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. (iv) QFC has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). This Agreement has been entered into on the date stated at the beginning of this Agreement.

EUROPE-LEGAL-311309212 142 Schedule 1 The Original Lenders Name of Original Lender Commitment Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable) Bank of America, N.A., London Branch $136,500,000 N/A Bank of China Limited, London Branch $136,500,000 N/A Barclays Bank PLC $136,500,000 N/A BNP Paribas, London Branch $136,500,000 N/A Commerzbank Aktiengesellschaft, London Branch $136,500,000 N/A MUFG Bank, Ltd. $136,500,000 N/A Truist Bank $136,500,000 13/T/357522/DTTP USA U.S. Bank National Association $136,500,000 13/U/62184/DTTP USA UniCredit Bank GmbH $136,500,000 7/U/237605/DTTP Germany Wells Fargo Bank, N.A., London Branch $136,500,000 N/A DBS Bank Ltd., London Branch $67,500,000 67/D/363894/DTTP Singapore Standard Chartered Bank $67,500,000 N/A EUROPE-LEGAL-311309212 143 Schedule 2 Conditions Precedent Part A Conditions Precedent to Initial Utilisation 1. The Company 1.1 A copy of the constitutional documents of each Original Obligor. 1.2 A copy of a resolution of the board of directors and/or a committee of the board of directors (or equivalent managing body) of each Original Obligor (together with a copy of the resolutions appointing such committee): (a) approving the terms of, and the transactions contemplated by, the Finance Documents and resolving that it execute the Finance Documents; (b) authorising a specified person or persons to execute the Finance Documents on its behalf; and (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents. 1.3 A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above. 1.4 In relation to an Obligor incorporated in the United States, a copy of a good standing certificate issued as of a recent date by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of incorporation or organisation. 1.5 A copy of any necessary resolution signed by the holders of the issued shares in each Original Guarantor (other than the Company) which is a Subsidiary of the Company and is incorporated in England and Wales, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Original Guarantor is a party. 1.6 A certificate of the Company (signed by a duly authorised officer) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded. 1.7 A certificate of each Original Obligor (signed by an authorised signatory) certifying that each copy document relating to it specified in this Part A of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement (except that, where such Original Obligor is an US Obligor, such certificate shall only be in respect

EUROPE-LEGAL-311309212 144 of each copy document relating to it specified in paragraphs 1.1 to 1.5 (inclusive) of this Part A of Schedule 2). 1.8 The Original Financial Statements. 1.9 A cancellation and, if applicable, prepayment notice (which shall be irrevocable) in respect of the Existing Facility to be effective on the date of this Agreement and such that the Existing Facility will be cancelled and prepaid in full on the first Utilisation Date under this Agreement. 1.10 The Finance Documents, duly executed by the Obligors. 2. Legal Opinions 2.1 A legal opinion of Clifford Chance LLP, legal advisers to the Mandated Lead Arranger and the Facility Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement. 2.2 A legal opinion of Freshfields US LLP, legal advisers to the Company in New York, substantially in the form distributed to the Original Lenders prior to signing this Agreement. 3. Other documents and evidence The Fee Letters, duly executed. EUROPE-LEGAL-311309212 145 Part B Conditions Precedent Required to be Delivered by an Additional Obligor 1. An Accession Letter, duly executed by the Additional Obligor and the Company. 2. A copy of the constitutional documents of the Additional Obligor. 3. A copy of a resolution of (or of a committee of) the board of directors of the Additional Obligor: (a) approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter; (b) authorising a specified person or persons to execute the Accession Letter on its behalf; and (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents. 4. A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above. 5. In relation to an Additional Obligor incorporated in the United States, a copy of a good standing certificate issued as of a recent date by the Secretary of State or other appropriate official of such Additional Obligor’s jurisdiction of incorporation or organisation. 6. A copy of any necessary resolutions signed by all the holders of the issued shares of the Additional Guarantor which are members of the Group, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party. 7. A certificate of the Additional Obligor (signed by an authorised signatory) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded 8. A certificate of the Additional Obligor (signed by an authorised signatory) certifying that each copy document listed in this Part B of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter (except that, where such Additional Obligor is a US Obligor, such certificate shall only be in respect of each copy document relating to it specified in paragraphs 2 to 7 (inclusive) of this Part B of Schedule 2).

EUROPE-LEGAL-311309212 146 9. If available, the latest audited financial statements of the Additional Obligor. 10. A legal opinion of Clifford Chance LLP, legal advisers to the Arranger and the Facility Agent in England. 11. If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arranger and the Facility Agent in the jurisdiction in which the Additional Obligor is incorporated. 12. If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 42.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor. EUROPE-LEGAL-311309212 147 Schedule 3 Utilisation Request From: [Borrower] To: MUFG Bank, Ltd. as Facility Agent Dated: InterContinental Hotels Group PLC - $1,500,000,000 Facility Agreement dated 4 December 2025 (the Agreement) 1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request. 2. We wish to borrow a Loan on the following terms: Proposed Utilisation Date: [●] (or, if that is not a Business Day, the next Business Day) Currency of Loan: [●] Amount: [●] or, if less, the Available Facility Interest Period: [●] 3. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request. 4. The proceeds of this Loan should be credited to [account]. 5. This Utilisation Request is irrevocable. Yours faithfully …………………………………………….. authorised signatory for [name of relevant Borrower]

EUROPE-LEGAL-311309212 148 Schedule 4 Form of Transfer Certificate To: MUFG Bank, Ltd. as Facility Agent From: [The Existing Lender] (the Existing Lender) and [The New Lender] (the New Lender) Dated: InterContinental Hotels Group PLC - $1,500,000,000 Facility Agreement dated 4 December 2025 (the Agreement) 1. We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate. 2. We refer to Clause 23.7 (Procedure for transfer) of the Agreement: (a) The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 23.7 (Procedure for transfer) of the Agreement. (b) The proposed Transfer Date is [●]. (c) The Facility Office, administrative office (if different) and address, fax number and attention details for notices of the New Lender for the purposes of Clause 30.2 (Addresses) of the Agreement are set out in the Schedule. 3. The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 23.6 (Limitation of responsibility of Existing Lenders) of the Agreement. 4. The New Lender confirms, for the benefit of the Facility Agent and without liability to any Obligor, that it is: (a) [a Qualifying Lender (other than a Treaty Lender);] (b) [a Treaty Lender;] (c) [not a Qualifying Lender].1 [5.] [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either: 1 Delete as applicable – each Increase Lender is required to confirm which of these three categories it falls within. EUROPE-LEGAL-311309212 149 (a) a company resident in the United Kingdom for United Kingdom tax purposes; (b) a partnership each member of which is: (i) a company so resident in the United Kingdom; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA 2009; or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 19 of the CTA 2009) of that company.2 [5/6.] [The New Lender confirms, for the benefit of the Facility Agent and without liability to any Obligor, that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number [____]) and is tax resident in [_______]3, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that Company notify: (a) each Borrower which is a Party as a Borrower as at the Transfer Date; and (b) each Additional Borrower which becomes an Additional Borrower after the Transfer Date, that it wishes that scheme to apply to the Agreement]**4 [5/6/7.] This Transfer Certificate may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Transfer Certificate by e-mail attachment or telecopy shall be an effective mode of delivery. 2 Include if New Lender comes within paragraph (a)(ii) of the definition of Qualifying Lender in Clause 1.1 (Definitions). 3 Insert jurisdiction of tax residence. 4 This confirmation must be included if the New Lender holds a passport under the HMRC DT Treaty Passport scheme as at the Transfer Date, and wishes that scheme to apply to the Facility Agreement.

EUROPE-LEGAL-311309212 150 [6/7/8.] This Transfer Certificate and any non contractual obligations arising out of or in connection with it are governed by English law. EUROPE-LEGAL-311309212 151 THE SCHEDULE Commitment/rights and obligations to be transferred [insert relevant details] [Facility Office, administrative office (if different) address, fax number and attention details for notices and account details for payments.] [Existing Lender] [New Lender] By: …………………………………….. By: …………………………………….. This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [●]. [Facility Agent] By: ……………………………………..

EUROPE-LEGAL-311309212 152 Schedule 5 Form of Accession Letter To: MUFG Bank, Ltd. as Facility Agent From: [Subsidiary] and InterContinental Hotels Group PLC Dated: InterContinental Hotels Group PLC - $1,500,000,000 Facility Agreement dated 4 December 2025 (the Agreement) 1. We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter. 2. [Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Agreement as an Additional [Borrower]/[Guarantor] pursuant to [Clause 24.2 (Additional Borrowers)]/[Clause 24.4 (Additional Guarantors)] of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction]. 3. [Subsidiary’s] administrative details are as follows: Address: Fax No: Attention: 4. This Accession Letter and any non contractual obligations arising out of or in connection with it are governed by English law. [This Guarantor Accession Letter is entered into by deed.] InterContinental Hotels Group PLC [Subsidiary] By: …………………………………….. By: …………………………………….. EUROPE-LEGAL-311309212 153 Schedule 6 Form of Resignation Letter To: MUFG Bank, Ltd. as Facility Agent From: [resigning Obligor] and InterContinental Hotels Group PLC Dated: InterContinental Hotels Group PLC - $1,500,000,000 Facility Agreement dated 4 December 2025 (the Agreement) 1. We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter. 2. Pursuant to [Clause 24.3 (Resignation of a Borrower)]/[Clause 24.6 (Resignation of a Guarantor)] of the Agreement, we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Agreement. 3. We confirm that: (a) no Default is continuing or would result from the acceptance of this request; and (b) the provisions of [Clause 24.3 (Resignation of a Borrower)]/[Clause 24.6 (Resignation of a Guarantor)] of the Agreement are otherwise complied with. 4. This Resignation Letter and any non contractual obligations arising out of or in connection with it are governed by English law. InterContinental Hotels Group PLC [Subsidiary] By: …………………………………….. By: ……………………………………..

EUROPE-LEGAL-311309212 154 Schedule 7 Security Member of the Group Counterparty Maturity Date Principal amount secured Six Continents Limited The Law Debenture Pension Trust Corporation plc Not applicable (Executive Top-Up Plan) GBP 31,250,000 Russell London Hotel Opco Limited Lagonda Russell PropCo Limited Lease termination date (31 December 2043) GBP 6,926,575 Edinburgh George Street Hotel Opco Limited George Hotel Investments Limited Lease termination date (31 December 2043) GBP 4,977,200 Roxburghe Hotel Edinburgh Opco Limited Roxburghe Investments Propco Limited Lease termination date (31 December 2043) GBP 4,126,925 Manchester Oxford Street Hotel Opco Limited Lagonda Palace PropCo Limited Lease termination date (31 December 2043) GBP 5,599,325 York Station Road Hotel Opco Limited Lagonda York PropCo Limited Lease termination date (31 December 2043) GBP 3,214,425 Grand Central Glasgow Hotel Opco Limited Grand Central Hotel Company Limited Lease termination date (31 December 2043) GBP 5,039,400 EUROPE-LEGAL-311309212 155 Member of the Group Counterparty Maturity Date Principal amount secured Blysthwood Square Glasgow Hotel Opco Limited Blythswood Square Hotel Glasgow Ltd Lease termination date (31 December 2043) GBP 2,343,425 St David’s Cardiff Hotel Opco Limited The St David's Hotel Cardiff Limited Lease termination date (31 December 2043) GBP 2,944,825 Oxford Spires Hotel Opco Limited Oxford Spires Hotel Limited Lease termination date (31 December 2043) GBP 3,753,625 Oxford Thames Hotel OpCo Limited Oxford Thames Limited (previously called De Vere Oxford Thames Limited) Lease termination date (31 December 2043) GBP 2,156,775

EUROPE-LEGAL-311309212 156 Schedule 8 Timetables Loans in euro Loans in sterling Loans in other currencies Currency to be available and convertible into the Base Currency (Clause 4.3 (Conditions relating to Optional Currencies)) On the day which is two TARGET Days before the first day of the Interest Period for the relevant Loan. On the first day of the Interest Period for the relevant Loan. On the day which is two Business Days before the first day of the Interest Period for the relevant Loan. Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies) - - U-4 Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) U-3 10.30 a.m. U-1 9.30 a.m. U-3 9.30 a.m. Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders' participation) and notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders' participation) U-3 3.00 p.m. U-1 Noon U-3 Noon Agent receives a notification from a Lender under Clause 6.2 (Unavailability of a currency) Quotation Day 9.30 a.m. - 9.30 a.m. on the day which is two Business Days before the first day of the Interest Period for the relevant Loan. EUROPE-LEGAL-311309212 157 where: U means date of utilisation U-X means Business Days prior to date of utilisation Loans in euro Loans in sterling Loans in other currencies Agent gives notice in accordance with Clause 6.2 (Unavailability of a currency) Quotation Day 10.30 a.m. - 5.30 p.m. on the day which is two Business Days before the first day of the Interest Period for the relevant Loan. EURIBOR is fixed Quotation Day as of 11:00 a.m. Brussels time for EURIBOR loans

EUROPE-LEGAL-311309212 158 Schedule 9 Form of Increase Confirmation To: MUFG Bank, Ltd. as Facility Agent and InterContinental Hotels Group PLC as Company, for and on behalf of each Obligor From: [the Increase Lender] (the Increase Lender) Dated: InterContinental Hotels Group PLC - $1,500,000,000 Facility Agreement dated 4 December 2025 (the Agreement) 1. We refer to the Agreement. This is an Increase Confirmation. Terms defined in the Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation. 2. We refer to Clause 2.2 (Increase). 3. The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the Relevant Commitment) as if it was an Original Lender under the Agreement. 4. The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the Increase Date) is [•]. 5. On the Increase Date, the Increase Lender becomes party to the Finance Documents as a Lender. 6. The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 30.2 (Addresses) are set out in the Schedule. 7. The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (e) of Clause 2.2 (Increase). 8. The Increase Lender confirms, for the benefit of the Facility Agent and without liability to any Obligor, that it is: (a) [a Qualifying Lender (other than a Treaty Lender);] (b) [a Treaty Lender;] (c) [not a Qualifying Lender].5 5 Delete as applicable – each Increase Lender is required to confirm which of these three categories it falls within. EUROPE-LEGAL-311309212 159 9. [The Increase Lender confirms, for the benefit of the Facility Agent and without liability to any Obligor, that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either: (a) a company resident in the United Kingdom for United Kingdom tax purposes; or (b) a partnership each member of which is: (i) a company so resident in the United Kingdom; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA 2009; or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA 2009) of that company.]6 [9/10.] [The Increase Lender confirms, for the benefit of the Facility Agent and without liability to any Obligor, that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Company notify: (a) each Borrower which is a Party as a Borrower as at the Increase Date; and (b) each Additional Borrower which becomes an Additional Borrower after the Increase Date, that it wishes that scheme to apply to the Agreement] [9/10/11] This Increase Confirmation may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Increase 6 Include if New Lender comes within paragraph (a)(ii) of the definition of Qualifying Lender in Clause 13.1 (Definitions).

EUROPE-LEGAL-311309212 160 Confirmation by e-mail attachment or telecopy shall be an effective mode of delivery. [10/11/12] This Increase Confirmation and any non contractual obligations arising out of or in connection with it are governed by English law. [11/12/13] This Agreement has been entered into on the date stated at the beginning of this Agreement. EUROPE-LEGAL-311309212 161 THE SCHEDULE Relevant Commitment/rights and obligations to be assumed by the Increase Lender [insert relevant details] [Facility office address, fax number and attention details for notices and account details for payments] [Increase Lender] By: ……………………………………………. This Increase Confirmation is accepted as an Increase Confirmation for the purposes of the Agreement by the Facility Agent and the Increase Date is confirmed as [•]. Facility Agent By: …………………………………………….

EUROPE-LEGAL-311309212 162 Schedule 10 Reference Rate Terms Part A - Dollars CURRENCY: US Dollars. Cost of funds as a fallback Cost of funds will not apply as a fallback. Definitions Additional Business Days: Any day other than: a) a Saturday or a Sunday; and b) a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities. Break Costs: The amount (if any) by which: a) the interest (excluding Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum in that currency to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period, exceeds: b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period. Business Day Conventions (definition of "Month" and (a) If any period is expressed to accrue by reference to a Month or any number of EUROPE-LEGAL-311309212 163 Clause 10.2 (Non-Business Days)): Months then, in respect of the last Month of that period: (i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. (b) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). Credit Adjustment Spread: 0.10 per cent. per annum Market Disruption Rate: The Term Reference Rate. Overnight Rate: The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate). Overnight Reference Day: The day which is two Additional Business Days before the Quotation Day. Primary Term Rate: The Term SOFR reference rate administered by CME Group Benchmark Administration Limited

EUROPE-LEGAL-311309212 164 (or any other person which takes over the administration of that rate) for the relevant period published by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate). Quotation Day: Two Additional Business Days before the first day of the relevant Interest Period (unless market practice differs in the relevant syndicated loan market, in which case the Quotation Day will be determined by the Agent in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)). Quotation Time: The Quotation Day. Relevant Market: The market for overnight cash borrowing collateralised by US Government securities. Reporting Day: The Quotation Day. Interest Periods Periods capable of selection as Interest Periods (Clause 10.1 (Selection of Interest Periods)): One or three months, unless otherwise agreed between the Company, the Facility Agent and the Lenders (in relation to the relevant Loan). Reporting Times Deadline for Lenders to report market disruption in accordance with Clause 11.2 (Market disruption) Close of business in London on the Reporting Day for the relevant Loan. Deadline for Lenders to report their cost of funds in accordance with Clause 11.3 (Cost of funds) Close of business on the date falling three Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling three Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan). EUROPE-LEGAL-311309212 165 Part B - Sterling CURRENCY: Sterling. Cost of funds as a fallback Cost of funds will not apply as a fallback. Definitions Additional Business Days: An RFR Banking Day. Break Costs: None specified. Business Day Conventions (definition of "Month" and Clause 10.2 (Non-Business Days)): (a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period: (i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. (b) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

EUROPE-LEGAL-311309212 166 Central Bank Rate: The Bank of England's Bank Rate as published by the Bank of England from time to time. Central Bank Rate Adjustment: In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent. trimmed arithmetic mean (calculated by the Facility Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR is available. Central Bank Rate Spread: In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Facility Agent (or by any other Finance Party which agrees to do so in place of the Facility Agent) of: (a) the RFR for that RFR Banking Day; and (b) the Central Bank Rate prevailing at close of business on that RFR Banking Day. Credit Adjustment Spread: None specified. Daily Rate: The Daily Rate for any RFR Banking Day is: (a) the RFR for that RFR Banking Day; (b) if the RFR for that RFR Banking Day is not available, the Historic RFR for that RFR Banking Day; or (c) if paragraph (b) above applies but the Historic RFR for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of: (i) the Central Bank Rate for that RFR Banking Day; and (ii) the applicable Central Bank Rate Adjustment; or (d) if paragraph (c) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of: (i) the most recent Central Bank Rate for a day which is no more than five RFR Banking Days EUROPE-LEGAL-311309212 167 before that RFR Banking Day; and (ii) the applicable Central Bank Rate Adjustment, rounded, in either case, to four decimal places and if, in either case, that rate is less than zero, the Daily Rate shall be deemed to be zero. Lookback Period: five RFR Banking Days. Market Disruption Rate: The percentage rate per annum which is the aggregate of the Cumulative Compounded RFR Rate for the Interest Period of the relevant Loan. Relevant Market: The sterling wholesale market. Reporting Day: The Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period. RFR: The SONIA (sterling overnight index average) reference rate displayed on the relevant screen of any authorised distributor of that reference rate. RFR Banking Day: A day (other than a Saturday or Sunday) on which banks are open for general business in London. Interest Periods Periods capable of selection as Interest Periods (Clause 10.1 (Selection of Interest Periods)): Two weeks, one, two or three months, unless otherwise agreed between the Company, the Facility Agent and the Lenders (in relation to the relevant Loan). Reporting Times Deadline for Lenders to report market disruption in accordance with Clause 11.2 (Market disruption) Close of business in London on the Reporting Day for the relevant Loan. Deadline for Lenders to report their cost of funds in accordance with Clause 11.3 (Cost of funds) Close of business on the date falling three Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling three Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

EUROPE-LEGAL-311309212 168 EUROPE-LEGAL-311309212 169 Part C – Euro CURRENCY: Euro. Cost of funds as a fallback Cost of funds will apply as a fallback. Definitions Additional Business Days: A TARGET Day. Break Costs: The amount (if any) by which: (a) the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period; exceeds: (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period. Credit Adjustment Spread: None specified. Business Day Conventions (definition of "Month" and Clause 10.2 (Non-Business Days)): (a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period: (i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the

EUROPE-LEGAL-311309212 170 immediately preceding Business Day; (ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. (b) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). Market Disruption Rate: The Term Reference Rate. Primary Term Rate: The euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by the European Money Markets Institute (or any other person which takes over the publication of that rate). Quotation Day: Two TARGET Days before the first day of the relevant Interest Period (unless market practice differs in the Relevant Market, in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)). Quotation Time: Quotation Day 11:00 a.m. (Brussels time). EUROPE-LEGAL-311309212 171 Relevant Market: The European interbank market. Reporting Day: The Quotation Day. Interest Periods Periods capable of selection as Interest Periods (Clause 10.1 (Selection of Interest Periods)): Two weeks, one, three or six months, unless otherwise agreed between the Company, the Facility Agent and the Lenders (in relation to the relevant Loan). Reporting Times Deadline for Lenders to report market disruption in accordance with Clause 11.2 (Market disruption): Close of business in London on the Reporting Day for the relevant Loan. Deadline for Lenders to report their cost of funds in accordance with Clause 11.3 (Cost of funds): Close of business on the date falling three Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling three Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

EUROPE-LEGAL-311309212 172 Schedule 11 Daily Non-Cumulative Compounded RFR Rate The Daily Non-Cumulative Compounded RFR Rate for any RFR Banking Day "i" during an Interest Period for a Compounded Rate Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below: (𝑈𝑈𝑈𝑈𝑈𝑈𝑈𝑈𝑈𝑈𝑖𝑖 − 𝑈𝑈𝑈𝑈𝑈𝑈𝑈𝑈𝑈𝑈𝑖𝑖−1) × 𝑑𝑑𝑑𝑑𝑑𝑑 𝑛𝑛𝑖𝑖 where: UCCDRi means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day i; UCCDRi-1 means, in relation to that RFR Banking Day i, the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period; dcc means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; ni means the number of calendar days from, and including, that RFR Banking Day i up to, but excluding, the following RFR Banking Day; and the Unannualised Cumulative Compounded Daily Rate for any RFR Banking Day (the Cumulated RFR Banking Day) during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose): 𝐴𝐴𝐴𝐴𝐴𝐴𝐴𝐴𝐴𝐴 × 𝑡𝑡𝑡𝑡𝑖𝑖 𝑑𝑑𝑑𝑑𝑑𝑑 where: ACCDR means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day; tni means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period; Cumulation Period means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day; dcc has the meaning given to that term above; and the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day is the percentage rate per annum (rounded EUROPE-LEGAL-311309212 173 to the number of decimal places specified for the Daily Rate in the applicable Reference Rate Terms) calculated as set out below: ⎣ ⎢ ⎢ ⎡ ��1 + 𝐷𝐷𝐷𝐷𝐷𝐷𝐷𝐷𝐷𝐷𝐷𝐷𝐷𝐷𝐷𝐷𝐷𝐷i−LP × ni dcc � d0 i̇=1 − 1 ⎦ ⎥ ⎥ ⎤ × dcc tni where: d0 means the number of RFR Banking Days in the Cumulation Period; Cumulation Period has the meaning given to that term above; i means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period; DailyRatei-LP means, for any RFR Banking Day i in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day i; ni means, for any RFR Banking Day i in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day i up to, but excluding, the following RFR Banking Day; dcc has the meaning given to that term above; and tni has the meaning given to that term above.

EUROPE-LEGAL-311309212 174 Schedule 12 Cumulative Compounded RFR Rate The Cumulative Compounded RFR Rate for any Interest Period for a Compounded Rate Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of Annualised Cumulative Compounded Daily Rate in Schedule 11 (Daily Non-Cumulative Compounded RFR Rate)) calculated as set out below: ⎣ ⎢ ⎢ ⎡ ��1 + 𝐷𝐷𝐷𝐷𝐷𝐷𝐷𝐷𝐷𝐷𝐷𝐷𝐷𝐷𝐷𝐷𝐷𝐷i−LP × ni dcc � d0 i̇=1 − 1 ⎦ ⎥ ⎥ ⎤ × dcc d where: d0 means the number of RFR Banking Days during the Interest Period; i means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order during the Interest Period; DailyRatei-LP means for any RFR Banking Day i during the Interest Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day i; ni means, for any RFR Banking Day i, the number of calendar days from, and including, that RFR Banking Day i up to, but excluding, the following RFR Banking Day; dcc means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and d means the number of calendar days during that Interest Period. IHG RCF - Signature page SIGNATURE PAGES The Company INTERCONTINENTAL HOTELS GROUP PLC By: /s/Nicolette Henfrey Name: Nicolette Henfrey Title: Company Secretary Address: 1 Windsor Dials Arthur Road Windsor Berkshire SL4 1RS Email address: ihgtreasuryfo@ihg.com and ihgtreasurybo@ihg.com Attention: The General Counsel and Company Secretary

IHG RCF - Signature page The Original Borrowers INTERCONTINENTAL HOTELS GROUP PLC By: /s/ Nicolette Henfrey Name: Nicolette Henfrey Title: Company Secretary Address: 1 Windsor Dials Arthur Road Windsor Berkshire SL4 1RS Email address: ihgtreasuryfo@ihg.com and ihgtreasurybo@ihg.com Attention: The General Counsel and Company Secretary IHG RCF - Signature page INTERCONTINENTAL HOTELS LIMITED By: /s/ Rebecca Law Name: Rebecca Law Title: Director Address: 1 Windsor Dials Arthur Road Windsor Berkshire SL4 1RS Email address: ihgtreasuryfo@ihg.com and ihgtreasurybo@ihg.com Attention: The General Counsel and Company Secretary

IHG RCF - Signature page SIX CONTINENTS LIMITED By: /s/ Rebecca Law Name: Rebecca Law Title: Director Address: 1 Windsor Dials Arthur Road Windsor Berkshire SL4 1RS Email address: ihgtreasuryfo@ihg.com and ihgtreasurybo@ihg.com Attention: The General Counsel and Company Secretary IHG RCF - Signature page IHG FINANCE LLC By: /s/ Randall S. Hammer Name: Randall S. Hammer Title: Manager and Secretary Address: C/O InterContinental Hotels Group plc 1 Windsor Dials Arthur Road Windsor Berkshire SL4 1RS Email address: ihgtreasuryfo@ihg.com and ihgtreasurybo@ihg.com Attention: InterContinental Hotels Group plc, The General Counsel and Company Secretary

IHG RCF - Signature page The Original Guarantors INTERCONTINENTAL HOTELS GROUP PLC By: /s/ Nicolette Henfrey Name: Nicolette Henfrey Title: Company Secretary INTERCONTINENTAL HOTELS LIMITED By: /s/ Rebecca Law Name: Rebecca Law Title: Director SIX CONTINENTS LIMITED By: /s/ Rebecca Law Name: Rebecca Law Title: Director IHG FINANCE LLC By: /s/ Randall S. Hammer Name: Randall S. Hammer Title: Manager and Secretary IHG RCF - Signature page – Facility Agent The Facility Agent MUFG BANK, LTD. By: /s/ Daniel Bullock Name: Daniel Bullock Title: Vice President

IHG RCF - Signature page – Original Lenders The Original Lenders BANK OF AMERICA, N.A., LONDON BRANCH By: /s/ Mariola Tatarynowicz Name: Mariola Tatarynowicz Title: Director IHG RCF - Signature page – Original Lenders BANK OF CHINA LIMITED, LONDON BRANCH By: /s/ Martin Collard /s/ Mr. Zhijian Pan Name: Martin Collard Mr. Zhijian Pan Title: Deputy Head of Corporate Banking Dept. Deputy General Manager

IHG RCF - Signature page – Original Lenders BARCLAYS BANK PLC By: /s/ Olga Ivannikova Name: Olga Ivannikova Title: VP, Transaction Management IHG RCF - Signature page – Original Lenders BNP PARIBAS, LONDON BRANCH By: /s/ Kieran Fahy /s/ Tony Reeves Name: Kieran Fahy Tony Reeves Title: Managing Director Director

IHG RCF - Signature page – Original Lenders COMMERZBANK AKTIENGESELLSCHAFT, LONDON BRANCH By: /s/ Thomas Bush /s/ Bradley Lieberstein Name: Thomas Bush Bradley Lieberstein Title: Managing Director Authorised Signatory IHG RCF - Signature page – Original Lenders DBS BANK LTD., LONDON BRANCH By: /s/ Mark Cherry Name: Mark Cherry Title: Head of Corporate Banking Europe

IHG RCF - Signature page – Original Lenders MUFG BANK, LTD. By: /s/ Edd McKee Name: Edd McKee Title: Managing Director IHG RCF - Signature page – Original Lenders STANDARD CHARTERED BANK By: /s/ Tom Barneby Name: Tom Barneby Title: Executive Director

IHG RCF - Signature page – Original Lenders TRUIST BANK By: /s/ J. Carlos Navarrete Name: J. Carlos Navarrete Title: Director IHG RCF - Signature page – Original Lenders U.S. BANK NATIONAL ASSOCIATION By: /s/ Tyler Morgan Name: Tyler Morgan Title: Vice President

IHG RCF - Signature page – Original Lenders UNICREDIT BANK GMBH By: /s/ James Buckle /s/ Susan Armour Name: James Buckle Susan Armour Title: Managing Director Managing Director IHG RCF - Signature page – Original Lenders WELLS FARGO BANK, N.A., LONDON BRANCH By: /s/ Jonathan Childs Name: Jonathan Childs Title: Executive Director

IHG RCF - Signature page – MLAs and Joint Bookrunners Mandated Lead Arrangers and Joint Bookrunners BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY By: /s/ Mariola Tatarynowicz Name: Mariola Tatarynowicz Title: Director IHG RCF - Signature page – MLAs and Joint Bookrunners BANK OF CHINA LIMITED, LONDON BRANCH By: /s/ Martin Collard /s/ Mr. Zhijian Pan Name: Martin Collard Mr. Zhijian Pan Title: Deputy Head of Corporate Banking Dept. Deputy General Manager

IHG RCF - Signature page – MLAs and Joint Bookrunners BARCLAYS BANK PLC By: /s/ Olga Ivannikova Name: Olga Ivannikova Title: VP, Transaction Management IHG RCF - Signature page – MLAs and Joint Bookrunners BNP PARIBAS, LONDON BRANCH By: /s/ Kieran Fahy /s/ Tony Reeves Name: Kieran Fahy Tony Reeves Title: Managing Director Director

IHG RCF - Signature page – MLAs and Joint Bookrunners COMMERZBANK AKTIENGESELLSCHAFT, LONDON BRANCH By: /s/ Thomas Bush /s/ Bradley Lieberstein Name: Thomas Bush Bradley Lieberstein Title: Managing Director Authorised Signatory IHG RCF - Signature page – MLAs and Joint Bookrunners DBS BANK LTD., LONDON BRANCH By: /s/ Mark Cherry Name: Mark Cherry Title: Head of Corporate Banking Europe

IHG RCF - Signature page – MLAs and Joint Bookrunners MUFG BANK, LTD. By: /s/ Edd McKee Name: Edd McKee Title: Managing Director IHG RCF - Signature page – MLAs and Joint Bookrunners STANDARD CHARTERED BANK By: /s/ Kathleen Alpguner Name: Kathleen Alpguner Title: Executive Director

IHG RCF - Signature page – MLAs and Joint Bookrunners TRUIST SECURITIES, INC. By: /s/ Shaun Dreyer Name: Shaun Dreyer Title: Managing Director IHG RCF - Signature page – MLAs and Joint Bookrunners U.S. BANK NATIONAL ASSOCIATION By: /s/ Tyler Morgan Name: Tyler Morgan Title: Vice President

IHG RCF - Signature page – MLAs and Joint Bookrunners UNICREDIT BANK GMBH By: /s/ James Buckle /s/ Susan Armour Name: James Buckle Susan Armour Title: Managing Director Managing Director IHG RCF - Signature page – MLAs and Joint Bookrunners WELLS FARGO BANK, N.A., LONDON BRANCH By: /s/ Jonathan Childs Name: Jonathan Childs Title: Executive Director